--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                            ------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  FEBRUARY 22, 2001 (FEBRUARY
                                   22, 2001)

                           NEXTEL INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                        333-26649                      91-1671412
 (STATE OR OTHER JURISDICTION             (COMMISSION                  (I.R.S. EMPLOYER
       OF INCORPORATION)                 FILE NUMBER)                 IDENTIFICATION NO.)

          10700 PARKRIDGE BOULEVARD, SUITE 600, RESTON, VIRGINIA 20191
          (Address of principal executive offices)          (Zip Code)

      Registrant's telephone number, including area code:  (703) 390-5100

         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS.

     This Current Report on Form 8-K is being filed by Nextel International, Inc. for the purpose of filing with the Securities and Exchange Commission its audited consolidated balance sheets as of December 31, 1999 and 2000, and its audited consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 1998, 1999 and 2000, including the notes thereto, and related financial statement schedules, included herein beginning on page F-1, and certain agreements entered into or adopted by it, filed as exhibits hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         NOT APPLICABLE.

     (b) PRO FORMA FINANCIAL INFORMATION.

         NOT APPLICABLE.

     (c) EXHIBITS.

         The following exhibits are filed herewith:

EXHIBIT NO                        EXHIBIT DESCRIPTION
----------                        -------------------
 10.1         iDEN(R) Infrastructure Minimum Purchase Commitment
              Agreement, effective as of January 1, 2001, by and between
              Motorola, Inc. by and through its Global Telecom Solutions
              Sector, Telecom Carrier Solutions Group and Nextel
              International, Inc.
 10.2         Fourth Amendment to Master Equipment Financing Agreement,
              dated as of February 19, 2001, by and between Nextel
              International, Inc. and Motorola Credit Corporation, as
              Administrative Agent and Collateral Agent.
 10.3         Second Amendment to Secured Loan Agreement, dated as of
              February 19, 2001, by and between Nextel International, Inc.
              and Motorola Credit Corporation.
 10.4         First Amendment to Amended and Restated Equipment Financing
              Agreement, dated as of February 19, 2001, by and among McCaw
              International (Brazil), Ltd. and Motorola Credit
              Corporation.
 10.5         Employment Agreement, dated May 21, 1999, by and between
              Nextel International, Inc. and Alexis Mozrovski.
 10.6         Trademark License Agreement, dated as of February 19, 2001, by and between Nextel Communications, Inc. and Nextel
              International, Inc.
 10.7         Change of Control Retention Bonus and Severance Pay Plan,
              dated July 14, 1999.
 10.8         Amendment to Nextel International, Inc. 1997 Stock Option
              Plan.
 10.9         Amended and Restated Nextel International, Inc. Incentive
              Equity Plan.

                  NEXTEL INTERNATIONAL, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                       AND FINANCIAL STATEMENT SCHEDULES

INDEPENDENT AUDITORS' REPORT................................   F-2
CONSOLIDATED FINANCIAL STATEMENTS
  Consolidated Balance Sheets --As of December 31, 2000 and
     1999...................................................   F-3
  Consolidated Statements of Operations -- For the Years
     Ended December 31, 2000, 1999 and 1998.................   F-4
  Consolidated Statements of Changes in Stockholders' Equity
     (Deficit) -- For the Years Ended December 31, 2000,
     1999 and 1998..........................................   F-5
  Consolidated Statements of Cash Flows -- For the Years
     Ended December 31, 2000, 1999 and 1998.................   F-6
  Notes to Consolidated Financial Statements................   F-8
FINANCIAL STATEMENT SCHEDULES
  Schedule I -- Condensed Financial Information of
     Registrant.............................................  F-38
  Schedule II -- Valuation and Qualifying Accounts..........  F-42

                  NEXTEL INTERNATIONAL, INC. AND SUBSIDIARIES

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Nextel International, Inc.

     We have audited the accompanying consolidated balance sheets of Nextel International, Inc. and subsidiaries (Nextel International), a substantially wholly owned subsidiary of Nextel Communications, Inc., as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000. Our audits also included the financial statement schedules listed on page F-1. These consolidated financial statements and financial statement schedules are the responsibility of Nextel International's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Nextel International, Inc. and subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

     As discussed in note 1 to the consolidated financial statements, Nextel International adopted the provisions of Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" in 2000.

Deloitte & Touche LLP
McLean, Virginia

February 15, 2001 (February 20, 2001 as to note 7)

                  NEXTEL INTERNATIONAL, INC. AND SUBSIDIARIES
    (A SUBSTANTIALLY WHOLLY OWNED SUBSIDIARY OF NEXTEL COMMUNICATIONS, INC.)

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2000 AND 1999
                                 (IN THOUSANDS)

                                                                 2000          1999
                                                              -----------   ----------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents, of which $27,776 and $6,280 is
     restricted.............................................  $   473,852   $  100,028
  Accounts receivable, less allowance for doubtful accounts
     of $22,163 and $8,815..................................       73,178       23,041
  Handset and accessory inventory...........................       26,724       16,185
  Prepaid expenses and other................................       86,200       21,868
                                                              -----------   ----------
          Total current assets..............................      659,954      161,122
PROPERTY, PLANT AND EQUIPMENT, NET..........................    1,070,127      539,455
INVESTMENTS.................................................      357,610      428,971
INTANGIBLE ASSETS, NET......................................      978,140      482,053
OTHER ASSETS................................................      127,395       70,191
                                                              -----------   ----------
                                                              $ 3,193,226   $1,681,792
                                                              ===========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Accounts payable..........................................  $    75,676   $   44,210
  Accrued expenses and other................................      141,397       61,448
  Accrued interest..........................................       44,581       15,423
  Due to related parties....................................      129,636       24,625
  Current portion of long-term debt.........................       34,149       33,739
                                                              -----------   ----------
          Total current liabilities.........................      425,439      179,445
LONG-TERM DEBT..............................................    2,485,134    1,514,757
DEFERRED INCOME TAXES.......................................      174,178      141,943
DEFERRED REVENUES...........................................       26,871           --
                                                              -----------   ----------
          Total liabilities.................................    3,111,622    1,836,145
COMMITMENTS AND CONTINGENCIES (NOTES 2, 7, 9 AND 12)
MINORITY INTEREST...........................................           --       25,237
STOCKHOLDERS' EQUITY (DEFICIT)
  Series A exchangeable redeemable preferred stock, 6 and 3
     shares issued and outstanding; accreted liquidation
     preference of $567,953 and $335,656....................      550,300      298,886
  Common stock, 0 and 220,340 shares issued and
     outstanding............................................           --      399,401
  Common stock, class B, 271,037 and 0 shares issued,
     271,025 and 0 shares outstanding.......................          271           --
  Paid-in capital...........................................      941,921           --
  Accumulated deficit.......................................   (1,277,176)    (859,970)
  Treasury stock, at cost, 12 shares........................          (62)          --
  Deferred compensation, net................................       (5,173)          --
  Accumulated other comprehensive loss......................     (128,477)     (17,907)
                                                              -----------   ----------
          Total stockholders' equity (deficit)..............       81,604     (179,590)
                                                              -----------   ----------
                                                              $ 3,193,226   $1,681,792
                                                              ===========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                  NEXTEL INTERNATIONAL, INC. AND SUBSIDIARIES
    (A SUBSTANTIALLY WHOLLY OWNED SUBSIDIARY OF NEXTEL COMMUNICATIONS, INC.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           2000        1999        1998
                                                         ---------   ---------   ---------
OPERATING REVENUES.....................................  $ 330,209   $ 124,364   $  67,903
                                                         ---------   ---------   ---------
OPERATING EXPENSES
  Cost of revenues.....................................    182,160      96,199      57,212
  Selling, general and administrative..................    280,822     191,015     131,386
  Depreciation and amortization........................    160,918     108,091      56,039
                                                         ---------   ---------   ---------
                                                           623,900     395,305     244,637
                                                         ---------   ---------   ---------
OPERATING LOSS.........................................   (293,691)   (270,941)   (176,734)
                                                         ---------   ---------   ---------
OTHER INCOME (EXPENSE)
  Interest expense.....................................   (248,922)   (179,604)   (106,824)
  Interest income......................................     22,157       8,442      16,655
  Realized gain on exchange of investment..............    239,467          --          --
  Equity in losses of unconsolidated affiliates........    (53,874)    (31,469)    (12,193)
  Foreign currency transaction (losses) gains, net.....    (25,273)    (60,793)      9,506
  Minority interest in losses of subsidiaries..........      6,504      19,314      17,131
  Other income (expense), net..........................      4,635      (5,112)     (7,034)
                                                         ---------   ---------   ---------
                                                           (55,306)   (249,222)    (82,759)
                                                         ---------   ---------   ---------
LOSS BEFORE INCOME TAX (PROVISION) BENEFIT.............   (348,997)   (520,163)   (259,493)
Income tax (provision) benefit.........................    (68,209)         17      22,358
                                                         ---------   ---------   ---------
NET LOSS...............................................   (417,206)   (520,146)   (237,135)
Accretion of series A exchangeable redeemable preferred
  stock to liquidation preference value................    (61,334)         --          --
                                                         ---------   ---------   ---------
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS...............  $(478,540)  $(520,146)  $(237,135)
                                                         =========   =========   =========
LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS,
  BASIC AND DILUTED....................................  $   (1.93)  $   (2.37)  $   (1.08)
                                                         =========   =========   =========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING...    248,453     219,359     219,021
                                                         =========   =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                  NEXTEL INTERNATIONAL, INC. AND SUBSIDIARIES
    (A SUBSTANTIALLY WHOLLY OWNED SUBSIDIARY OF NEXTEL COMMUNICATIONS, INC.)

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                 (IN THOUSANDS)

                                                                   SERIES A                                   CLASS B
                                                               PREFERRED STOCK         COMMON STOCK         COMMON STOCK
                                                              ------------------   --------------------   ----------------
                                                              SHARES    AMOUNT      SHARES     AMOUNT     SHARES    AMOUNT
                                                              ------   ---------   --------   ---------   -------   ------
BALANCE, JANUARY 1, 1998....................................    --     $      --    219,000   $ 395,428        --    $ --
 Net loss...................................................    --            --         --          --        --      --
 Unrealized loss on available-for-sale securities, net of
   income taxes.............................................    --            --         --          --        --      --
 Foreign currency translation adjustment....................    --            --         --          --        --      --
   Total comprehensive loss.................................
 Issuance of series A exchangeable redeemable preferred
   stock to parent..........................................     1        98,886         --          --        --      --
 Exercise of stock options and accrued compensation for
   compensatory options.....................................    --            --        142       1,146        --      --
                                                                --     ---------   --------   ---------   -------    ----
BALANCE, DECEMBER 31, 1998..................................     1        98,886    219,142     396,574        --      --
 Net loss...................................................    --            --         --          --        --      --
 Unrealized gain on available-for-sale securities, net of
   income taxes.............................................    --            --         --          --        --      --
 Foreign currency translation adjustment....................    --            --         --          --        --      --
   Total comprehensive loss.................................
 Issuance of series A exchangeable redeemable preferred
   stock to parent..........................................     2       200,000         --          --        --      --
 Exercise of stock options and accrued compensation for
   compensatory options.....................................    --            --      1,198       2,827        --      --
                                                                --     ---------   --------   ---------   -------    ----
BALANCE, DECEMBER 31, 1999..................................     3       298,886    220,340     399,401        --      --
 Net loss...................................................    --            --         --          --        --      --
 Reclassification adjustment of $142,194, net of unrealized
   gain on available-for-sale securities, net of taxes (note
   3).......................................................    --            --         --          --        --      --
 Foreign currency translation adjustment....................    --            --         --          --        --      --
   Total comprehensive loss.................................
 Issuance of series A exchangeable redeemable preferred
   stock to parent..........................................     8       777,985         --          --        --      --
 Accretion of series A exchangeable redeemable preferred
   stock to liquidation preference value....................    --        61,334         --     (61,334)       --      --
 Issuance of common stock:
   Conversion of series A exchangeable redeemable preferred
    stock...................................................    (5)     (587,905)    49,682     587,905        --      --
   Exercise of stock options and warrants...................    --            --      1,015       1,725        --      --
 Purchase of treasury stock.................................    --            --        (12)         --        --      --
 Deferred compensation......................................    --            --         --       4,773        --      --
 Tax benefits on exercise of stock options..................    --            --         --          --        --      --
 Conversion of common stock to class B common stock.........    --            --   (271,025)   (932,470)  271,025     271
                                                                --     ---------   --------   ---------   -------    ----
BALANCE, DECEMBER 31, 2000..................................     6     $ 550,300         --   $      --   271,025    $271
                                                                ==     =========   ========   =========   =======    ====





                                                                                       TREASURY STOCK
                                                              PAID-IN    ACCUMULATED   ---------------     DEFERRED
                                                              CAPITAL      DEFICIT     SHARES   AMOUNT   COMPENSATION
                                                              --------   -----------   ------   ------   ------------
BALANCE, JANUARY 1, 1998....................................  $     --   $  (102,689)    --     $  --      $    --
 Net loss...................................................        --      (237,135)    --        --           --
 Unrealized loss on available-for-sale securities, net of
   income taxes.............................................        --            --     --        --           --
 Foreign currency translation adjustment....................        --            --     --        --           --
   Total comprehensive loss.................................
 Issuance of series A exchangeable redeemable preferred
   stock to parent..........................................        --            --     --        --           --
 Exercise of stock options and accrued compensation for
   compensatory options.....................................        --            --     --        --           --
                                                              --------   -----------     --     -----      -------
BALANCE, DECEMBER 31, 1998..................................        --      (339,824)    --        --           --
 Net loss...................................................        --      (520,146)    --        --           --
 Unrealized gain on available-for-sale securities, net of
   income taxes.............................................        --            --     --        --           --
 Foreign currency translation adjustment....................        --            --     --        --           --
   Total comprehensive loss.................................
 Issuance of series A exchangeable redeemable preferred
   stock to parent..........................................        --            --     --        --           --
 Exercise of stock options and accrued compensation for
   compensatory options.....................................        --            --     --        --           --
                                                              --------   -----------     --     -----      -------
BALANCE, DECEMBER 31, 1999..................................        --      (859,970)    --        --           --
 Net loss...................................................        --      (417,206)    --        --           --
 Reclassification adjustment of $142,194, net of unrealized
   gain on available-for-sale securities, net of taxes (note
   3).......................................................        --            --     --        --           --
 Foreign currency translation adjustment....................        --            --     --        --           --
   Total comprehensive loss.................................
 Issuance of series A exchangeable redeemable preferred
   stock to parent..........................................        --            --     --        --           --
 Accretion of series A exchangeable redeemable preferred
   stock to liquidation preference value....................        --            --     --        --           --
 Issuance of common stock:
   Conversion of series A exchangeable redeemable preferred
    stock...................................................        --            --     --        --           --
   Exercise of stock options and warrants...................        --            --     --        --           --
 Purchase of treasury stock.................................        --            --     12       (62)          --
 Deferred compensation......................................     3,045            --     --        --       (5,173)
 Tax benefits on exercise of stock options..................     6,677            --     --        --           --
 Conversion of common stock to class B common stock.........   932,199            --     --        --           --
                                                              --------   -----------     --     -----      -------
BALANCE, DECEMBER 31, 2000..................................  $941,921   $(1,277,176)    12     $ (62)     $(5,173)
                                                              ========   ===========     ==     =====      =======




                                                                  ACCUMULATED OTHER
                                                                COMPREHENSIVE INCOME
                                                                       (LOSS)
                                                              -------------------------
                                                              UNREALIZED
                                                                 GAIN       CUMULATIVE
                                                               (LOSS) ON    TRANSLATION
                                                              INVESTMENTS   ADJUSTMENT      TOTAL
                                                              -----------   -----------   ---------
BALANCE, JANUARY 1, 1998....................................   $   3,290     $      --    $ 296,029
 Net loss...................................................                               (237,135)
 Unrealized loss on available-for-sale securities, net of
   income taxes.............................................     (38,978)           --      (38,978)
 Foreign currency translation adjustment....................          --       (24,050)     (24,050)
                                                                                          ---------
   Total comprehensive loss.................................                               (300,163)
                                                                                          ---------
 Issuance of series A exchangeable redeemable preferred
   stock to parent..........................................          --            --       98,886
 Exercise of stock options and accrued compensation for
   compensatory options.....................................          --            --        1,146
                                                               ---------     ---------    ---------
BALANCE, DECEMBER 31, 1998..................................     (35,688)      (24,050)      95,898
 Net loss...................................................          --            --     (520,146)
 Unrealized gain on available-for-sale securities, net of
   income taxes.............................................     155,370            --      155,370
 Foreign currency translation adjustment....................          --      (113,539)    (113,539)
                                                                                          ---------
   Total comprehensive loss.................................                               (478,315)
                                                                                          ---------
 Issuance of series A exchangeable redeemable preferred
   stock to parent..........................................          --            --      200,000
 Exercise of stock options and accrued compensation for
   compensatory options.....................................          --            --        2,827
                                                               ---------     ---------    ---------
BALANCE, DECEMBER 31, 1999..................................     119,682      (137,589)    (179,590)
 Net loss...................................................          --            --     (417,206)
 Reclassification adjustment of $142,194, net of unrealized
   gain on available-for-sale securities, net of taxes (note
   3).......................................................    (113,910)           --     (113,910)
 Foreign currency translation adjustment....................          --         3,340        3,340
                                                                                          ---------
   Total comprehensive loss.................................                               (527,776)
                                                                                          ---------
 Issuance of series A exchangeable redeemable preferred
   stock to parent..........................................          --            --      777,985
 Accretion of series A exchangeable redeemable preferred
   stock to liquidation preference value....................          --            --           --
 Issuance of common stock:
   Conversion of series A exchangeable redeemable preferred
    stock...................................................          --            --           --
   Exercise of stock options and warrants...................          --            --        1,725
 Purchase of treasury stock.................................          --            --          (62)
 Deferred compensation......................................          --            --        2,645
 Tax benefits on exercise of stock options..................          --            --        6,677
 Conversion of common stock to class B common stock.........          --            --           --
                                                               ---------     ---------    ---------
BALANCE, DECEMBER 31, 2000..................................   $   5,772     $(134,249)   $  81,604
                                                               =========     =========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                  NEXTEL INTERNATIONAL, INC. AND SUBSIDIARIES
    (A SUBSTANTIALLY WHOLLY OWNED SUBSIDIARY OF NEXTEL COMMUNICATIONS, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                 (IN THOUSANDS)

                                                            2000        1999        1998
                                                         ----------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss...............................................  $ (417,206)  $(520,146)  $(237,135)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Amortization of debt financing costs and accretion of
     senior notes......................................     137,633     139,811     100,069
  Depreciation and amortization........................     160,918     108,091      56,039
  Equity in losses of unconsolidated affiliates........      53,874      31,469      12,193
  Provision for losses on accounts receivable..........      16,115      33,219       7,127
  Net foreign currency transaction losses (gains)......      25,273      60,793      (9,506)
  Minority interest in losses of subsidiaries..........      (6,504)    (19,314)    (17,131)
  Asset impairment charge..............................          --       8,950       3,823
  Realized gain on exchange of investment..............    (239,467)         --          --
  Income tax provision (benefit).......................      68,209         (17)    (22,358)
  Stock-based compensation.............................       2,645         830         909
  Other, net...........................................      (3,737)     (5,963)         --
  Change in assets and liabilities, net of effects from
     acquisitions:
       Accounts receivable.............................     (58,733)    (21,013)    (29,932)
       Handset and accessory inventory.................     (11,193)     15,729     (27,081)
       Other assets....................................     (51,962)     (3,640)    (67,640)
       Accounts payable, accrued expenses and other....     112,369       7,370      53,662
                                                         ----------   ---------   ---------
          Net cash used in operating activities........    (211,766)   (163,831)   (176,961)
                                                         ----------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.................................    (368,732)   (144,976)   (371,223)
  Payments for investments in and advances to
     affiliates and purchases of licenses, net of cash
     acquired..........................................    (410,734)    (38,406)   (164,883)
  Purchase of marketable securities....................    (154,374)         --     (93,997)
  Proceeds from sale of marketable securities..........     154,374          --     221,225
  Other................................................         784      (1,933)      5,976
                                                         ----------   ---------   ---------
          Net cash used in investing activities........    (778,682)   (185,315)   (402,902)
                                                         ----------   ---------   ---------

                  NEXTEL INTERNATIONAL, INC. AND SUBSIDIARIES
    (A SUBSTANTIALLY WHOLLY OWNED SUBSIDIARY OF NEXTEL COMMUNICATIONS, INC.)

               CONSOLIDATED STATEMENTS OF CASH FLOWS -- CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                 (IN THOUSANDS)

                                                            2000        1999        1998
                                                         ----------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of debt securities..........................     641,043          --     400,880
  Proceeds from issuance of series A exchangeable
     redeemable preferred stock to parent..............     692,686     200,000          --
  Borrowings under long-term credit facilities.........      56,650     132,924     145,547
  Repayments under long-term credit facilities.........     (34,440)    (16,198)     (3,047)
  Capital contributions from minority stockholders.....       6,223      17,035      12,401
  Borrowings from parent, net..........................      13,867       8,847          --
  Deferred financing costs.............................     (16,753)         --     (13,793)
  Proceeds from exercise of stock options and
     warrants..........................................       1,725       1,997         237
  Purchase of treasury stock...........................         (62)         --          --
                                                         ----------   ---------   ---------
       Net cash provided by financing activities.......   1,360,939     344,605     542,225
                                                         ----------   ---------   ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
  EQUIVALENTS..........................................       3,333     (16,547)     (1,036)
                                                         ----------   ---------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..........................................     373,824     (21,088)    (38,674)
  CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.........     100,028     121,116     159,790
                                                         ----------   ---------   ---------
  CASH AND CASH EQUIVALENTS, END OF YEAR...............  $  473,852   $ 100,028   $ 121,116
                                                         ==========   =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                  NEXTEL INTERNATIONAL, INC. AND SUBSIDIARIES
    (A SUBSTANTIALLY WHOLLY OWNED SUBSIDIARY OF NEXTEL COMMUNICATIONS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     OPERATIONS. Nextel International is an indirect, substantially wholly owned subsidiary of Nextel Communications, Inc. We provide wireless communications services targeted at meeting the needs of business customers in selected international markets. We are designing our digital wireless networks to support multiple wireless services, including:

     - digital mobile telephone service;

     - Nextel Direct Connect(R) service, which allows users to contact co-workers instantly, on a private one-to-one call or on a one-to-many group call, without interconnecting to the public switched telephone network;

     - advanced calling features, such as three-way calling, voicemail and call forwarding;

     - international roaming capabilities; and

     - paging and short-text messaging.

     Our principal operations are in major business centers and related transportation corridors of Brazil, Mexico, Argentina and Peru. We have recently expanded our wireless coverage in Latin America by purchasing companies with analog specialized mobile radio licenses in Chile. At December 31, 2000, we also owned, directly and indirectly, a 51.1% interest in a digital mobile services provider in the Philippines. In addition to our Latin American and Philippine operating companies, which we refer to as our managed operating companies, we have a 4.8% non-voting interest in TELUS Corporation, a Canadian wireless company, and a 32.1% interest in NEXNET Co., Ltd., a digital enhanced specialized mobile radio services provider in Japan.

     Our primary business strategy is to serve the wireless communications needs of business customers in various emerging international markets, with a particular emphasis on Latin America. Our 2001 business plan has been developed based on our strategy, and we will require a significant amount of cash for expansion and improvement of our digital mobile network coverage in our existing or targeted future markets, acquisition of additional spectrum, debt service obligations, and working capital requirements associated with our expanding operations. Based on our current estimate of our planned cash needs, we believe that we will be able to fully fund operations through 2001. We expect that our cash needs will be met through utilization of a variety of financing sources, which, if available, may include vendor and bank financing, private and/or public issuance of securities and, if required, issuance of additional equity to a wholly owned subsidiary of Nextel Communications. However, Nextel Communications has no legal obligation to make any additional equity investments or to otherwise advance any other funds to us. To the extent that we are unable, for any reason, to utilize the financing sources described, we will revise our business plan to accommodate such reduced funding.

     USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     We are subject to the laws and regulations governing telecommunication services in effect in each of the countries in which we operate. These laws and regulations can have a significant influence on our results of operations and are subject to change by the responsible governmental agencies. The financial statements as presented reflect certain assumptions based on laws and regulations currently in effect in each of the countries. We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions used to prepare our financial statements accordingly.

     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of Nextel International, Inc. and our majority owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. Our majority owned subsidiaries consist of:

                                                                EFFECTIVE
                                                                OWNERSHIP
                                                                  AS OF
                                                              DECEMBER 31,
                                                              -------------
                                                              2000    1999
                                                              -----   -----
Comunicaciones Nextel de Mexico, S.A. de C.V................  100.0%  100.0%
Nextel Argentina S.R.L. ....................................  100.0%  100.0%
Nextel Telecomunicacoes Ltda. (Brazil)......................  100.0%   87.7%
Nextel del Peru, S.A........................................  100.0%   63.5%
Comunicaciones Multikom Limitada (Chile) (note 2)...........  100.0%     --
Centennial Caymen Corporation Chile Limitada (note 2).......  100.0%     --
Nextel Communications Philippines, Inc. (notes 2 and 3).....   51.1%     --

     We use the equity method to account for unconsolidated investments in companies in which we exercise significant influence over operating and financial policies but do not have a controlling interest.

     The accounts of our consolidated foreign subsidiaries and foreign subsidiaries accounted for under the equity method are presented utilizing accounts as of a date one month earlier than the accounts of our U.S. subsidiaries to ensure timely reporting of consolidated results.

     FOREIGN CURRENCY. Results of operations for foreign subsidiaries are translated from the designated functional currency to the U.S. dollar using average exchange rates during the period, while assets and liabilities are translated at the exchange rate in effect at the reporting date. Resulting gains or losses from translating foreign currency financial statements are included in accumulated other comprehensive loss in stockholders' equity (deficit). The financial statements of our Mexican operating company were prepared using the Mexican peso as the functional currency during 2000 and 1999 and the U.S. dollar as the functional currency during 1998 due to the economic environment in which it operated. As a result, during 1998, the transactions of our Mexican operating company that were denominated in the Mexican peso were remeasured in U.S. dollars, and any resulting gains or losses were recorded in foreign currency transaction (losses) gains, net in our consolidated statements of operations.

     CASH AND CASH EQUIVALENTS. We consider all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Our Brazilian and Argentine operating companies held cash and cash equivalents of $27.8 million as of December 31, 2000 and $6.3 million as of December 31, 1999, which are not available to fund any of the cash needs of Nextel International or any of our other subsidiaries because of the restrictions contained in debt agreements.

     SUPPLEMENTAL CASH FLOW INFORMATION.

                                                               YEAR ENDED DECEMBER 31,
                                                           -------------------------------
                                                             2000        1999       1998
                                                           ---------   --------   --------
                                                                   (IN THOUSANDS)
CAPITAL EXPENDITURES
  Cash paid for capital expenditures.....................  $ 368,732   $144,976   $371,223
  Change in capital expenditures accrued and unpaid or
     financed............................................    198,692     28,466      4,801
                                                           ---------   --------   --------
                                                           $ 567,424   $173,442   $376,024
                                                           =========   ========   ========
INTEREST COSTS
  Interest expense.......................................  $ 248,922   $179,604   $106,824
  Interest capitalized...................................     26,513     10,434     23,843
                                                           ---------   --------   --------
                                                           $ 275,435   $190,038   $130,667
                                                           =========   ========   ========
ACQUISITIONS
  Fair value of assets acquired..........................  $ 603,876   $     --   $138,696
  Less liabilities assumed...............................   (122,678)        --    (63,313)
  Less cash acquired.....................................     (3,468)        --     (8,133)
                                                           ---------   --------   --------
                                                           $ 477,730   $     --   $ 67,250
                                                           =========   ========   ========
CASH PAID FOR INTEREST...................................  $  82,131   $ 19,510   $ 11,247
                                                           =========   ========   ========
CASH PAID FOR INCOME TAXES...............................  $   9,563   $  4,805   $  1,773
                                                           =========   ========   ========
BORROWINGS UNDER LONG-TERM CREDIT FACILITIES TO FUND
  DEBT FINANCING COSTS...................................  $      --   $  2,575   $     --
                                                           =========   ========   ========

     HANDSET AND ACCESSORY INVENTORY. Handsets are valued at the lower of cost or market. We determine costs of our handsets and accessories using the weighted average method.

     PROPERTY, PLANT AND EQUIPMENT. We record property, plant and equipment, including improvements that extend useful lives, at cost, while maintenance and repairs are charged to operations as incurred. We calculate depreciation and amortization using the straight-line method based on estimated useful lives of 3 to 10 years for network equipment and 3 to 5 years for office equipment, furniture and fixtures, and other. We amortize leasehold improvements over the shorter of the respective lives of the leases or the useful lives of the improvements.

     Construction in progress includes labor, materials, transmission and related equipment, engineering, site development, interest and other costs relating to the construction and development of our digital wireless networks. Assets under construction are not depreciated until placed into service. We capitalize interest that is applicable to the construction of, and significant improvements to, our digital mobile network equipment.

     INTANGIBLE ASSETS. Intangible assets generally consist of licenses, excess of purchase price paid over the fair value of net assets acquired (goodwill), debt financing costs and customer lists. In the countries in which we operate, licenses are customarily issued conditionally for specified periods of time. The licenses are generally renewable provided the licensee has complied with applicable rules and policies. We intend to comply and believe we have complied with these standards in all material respects.

     We begin amortizing the cost of licenses upon commencement of commercial operations in each market over their estimated useful lives of 15 to 20 years. We amortize goodwill using the straight-line method over an estimated useful life of 20 years. We amortize our debt financing costs as interest expense over the term of the underlying obligations. We amortize customer lists, which we generally acquire through business combinations and which may include both digital and analog customers, over their respective estimated useful lives, generally two years.

     INVESTMENTS. We report realized gains or losses, as determined on a specific identification basis, and declines in value, if any, judged to be other-than-temporary on available-for-sale securities in other income (expense), net and in realized gain on exchange of investment. Because they do not have readily determinable fair values, we record investments in privately held companies at cost, adjusted for other-than-temporary declines in value, if any.

     OPERATING REVENUES AND COST OF REVENUES. We recognize revenue for airtime and other services over the service period, net of credits and adjustments for service discounts. We establish an allowance for doubtful accounts sufficient to cover probable losses.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, or SAB 101, "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. Based upon the new guidance, we changed our revenue recognition method. We now recognize handset sales on a straight-line basis over periods of up to four years, the estimated customer relationship periods. Costs of handset sales are recognized over the same periods in amounts equivalent to the handset sales recognized. The direct and incremental handset costs in excess of the revenues generated from handset sales are expensed immediately as these amounts exceed our minimum contractual revenues. Under the prior method of accounting, we recognized sales and related costs of handsets sold when title passed to the customer.

     For all periods presented, we have reclassified digital handset and accessory sales to operating revenues and the related costs of digital handset and accessory sales to cost of revenues. We had previously classified these amounts within selling, general and administrative expense.

     We have accounted for the adoption of SAB 101 as a change in accounting principle effective January 1, 2000, and therefore have not restated the 1999 or 1998 financial statements. As of December 31, 2000, we have recorded $49.6 million of deferred handset sales and an equal amount of deferred cost of handset sales, which are included in our balance sheet as of December 31, 2000. During the year ended December 31, 2000, we recognized $16.0 million of operating revenues and an equal amount of cost of revenues attributable to handset sales previously reported in periods prior to 2000. Quarterly results for 2000 are presented below to show the effect of the change in accounting principle.

                                                     FOR THE THREE MONTHS ENDED
                          ---------------------------------------------------------------------------------
                               MARCH 31, 2000               JUNE 30, 2000            SEPTEMBER 30, 2000
                          -------------------------   -------------------------   -------------------------
                                                           (IN THOUSANDS)
                          AS REPORTED   AS RESTATED   AS REPORTED   AS RESTATED   AS REPORTED   AS RESTATED
                          -----------   -----------   -----------   -----------   -----------   -----------
OPERATING REVENUES......   $ 47,175      $ 51,575      $ 63,625      $ 68,606      $ 86,358      $ 91,784
OPERATING EXPENSES
  Cost of revenues......     13,962        31,056        15,690        36,624        22,417        49,404
  Selling, general and
     administrative.....     67,260        54,566        81,390        65,437        96,765        75,204
  Depreciation and
     amortization.......     32,501        32,501        32,682        32,682        37,237        37,237
                           --------      --------      --------      --------      --------      --------
OPERATING LOSS..........   $(66,548)     $(66,548)     $(66,137)     $(66,137)     $(70,061)     $(70,061)
                           ========      ========      ========      ========      ========      ========

Had we adopted SAB 101 effective January 1, 1998, operating revenues would have been $117.0 million for the year ended December 31, 1999 and $45.6 million for the year ended December 31, 1998. Cost of revenues would have been $88.9 million for the year ended December 31, 1999 and $35.9 million for the year ended December 31, 1998. This accounting change would have had no impact on net loss, loss attributable to common stockholders or loss per share attributable to common stockholders for any period.

     In July 2000, the Emerging Issues Task Force reached a consensus on Issue No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent," which addresses whether a company should recognize revenue based on the gross amount billed to the customer because it has earned revenue from the sale of the goods or services or whether the company should recognize revenue based on the net amount retained because, in substance, it has earned a commission. In September 2000, the Emerging Issues Task Force reached a consensus on Issue No. 00-10, "Accounting for Shipping and Handling Fees and Costs," which addresses the statement of operations classification of shipping and handling fees billed to customers and shipping and handling costs incurred by companies that sell goods. The adoption of EITF Issues No. 99-19 and No. 00-10 in the fourth quarter of 2000 did not have a material impact on our financial position or results of operations.

     STOCK-BASED COMPENSATION. We account for stock-based compensation for employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and comply with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the measurement date, between the fair value of the common stock and the relevant exercise price. We account for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and other applicable accounting principles.

     In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB

Opinion No. 25," which clarifies the application of the Accounting Principles Board Opinion No. 25 for some issues, including:

     - the definition of an employee for purposes of applying APB Opinion No.
       25;

     - the criteria for determining whether a plan qualifies as a noncompensatory plan;

     - the accounting consequences of various modifications to the terms of a previously fixed stock option or award; and

     - the accounting for an exchange of stock compensation awards in a business combination.

Interpretation No. 44 became effective July 1, 2000, but some of the conclusions cover specific events that occurred before its effectiveness. The adoption of this guidance did not have a material impact on our financial position or results of operations.

     ADVERTISING COSTS. Costs related to advertising and other promotional expenditures are expensed as incurred. Advertising costs totaled approximately $31.1 million during 2000, $23.3 million during 1999 and $20.5 million during 1998.

     INCOME TAXES. Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and tax bases of assets and liabilities, applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is considered to be more likely than not. Our financial results are included in the consolidated tax return of Nextel Communications; however, our income tax accounts are stated as if our U.S. companies filed separate returns, which is consistent with our tax sharing agreement with Nextel Communications.

     LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS, BASIC AND
DILUTED. Basic loss per share attributable to common stockholders includes no dilution and is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted loss per share attributable to common stockholders reflects the potential dilution of securities that could share in the earnings of an entity. As presented, our basic and diluted loss per share attributable to common stockholders is based on the weighted average number of common shares outstanding during the period and does not include other potential common shares, including shares issuable upon exercise of options, warrants or conversion rights, since their effect would be antidilutive.

     RECLASSIFICATIONS. We have reclassified some prior period amounts to conform to our current year presentation.

     CONCENTRATIONS OF RISK. Substantially all of our revenues are generated from our operations located in Brazil, Argentina, Mexico, and Peru. Regulatory entities in each country regulate the licensing, construction, acquisition, ownership and operation of our digital mobile networks, and certain other aspects of our business, including the rates we charge our customers. Changes in the current telecommunications statutes or regulations in any of these countries could adversely affect our business. In addition, as of December 31, 2000, about $2,302.3 million of our assets are located in Brazil, Argentina, Mexico, Peru and the Philippines. Political and economic developments in any of these countries could impact the recoverability of our assets.

     Motorola is currently our sole source for the digital network equipment and handsets used throughout our markets. If Motorola fails to deliver necessary technology improvements and enhancements and system infrastructure equipment and handsets on a timely, cost-effective basis, we may not be able to service our existing customers or add new customers. We expect to rely principally on Motorola for the manufacture of a substantial portion of the equipment necessary to construct, enhance and maintain our digital mobile network and handset equipment for the next several years.

     NEW ACCOUNTING PRONOUNCEMENTS. In June 1998, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which, as amended by FASB Statement No. 138, establishes accounting and reporting standards for derivative instruments, including some derivative instruments embedded in other contracts, and for hedging activities. FASB Statement No. 133 requires that all derivatives be recognized on our balance sheet as either assets or liabilities and measured at fair value. Additionally, it requires that changes in the derivative instrument's fair value be recognized in our statement of operations unless specific hedge accounting criteria are met. Effective January 1, 2001, we applied FASB Statement No. 133 to all derivative instruments, and, with respect to derivative instruments embedded in other contracts, we applied FASB Statement No. 133 to all contracts issued, acquired or substantively modified after December 31, 1998. The adoption of FASB Statement No. 133 did not have a material impact on our financial position, results of operations or cash flows.

     In May 2000, the Emerging Issues Task Force reached a consensus on Issue No. 00-14, "Accounting for Certain Sales Incentives," which addresses the recognition, measurement and statement of operations classification for sales incentives offered voluntarily by vendors, without cost to consumers, as a result of a single exchange transaction. We are required to and will adopt EITF Issue No. 00-14 in the second quarter of 2001. Based upon our analysis to date, we do not believe that the implementation of this consensus will have a material impact on our financial position, results of operations or cash flows.

2.  SIGNIFICANT BUSINESS COMBINATIONS AND INVESTMENTS

     We refer to our managed operating companies with reference to the countries in which they operate, such as Nextel Brazil, Nextel Argentina, Nextel Mexico, Nextel Peru and Nextel Philippines. As a result of the acquisitions described below, we own 100% of our operating companies in Latin America. Each of these acquisitions was accounted for under the purchase method.

     NEXTEL BRAZIL. On January 30, 1997, we purchased 81.0% of the outstanding capital stock of McCaw International (Brazil), Ltd. from Telcom Ventures, LLC and various affiliated and unaffiliated investors. McCaw International (Brazil) owned, through Nextel S.A., a 95.0% ownership interest in Nextel Brazil. Under a shareholders agreement among the stockholders of McCaw International (Brazil) dated January 29, 1997, the minority stockholders, acting through Telcom Ventures, had the right to defer until April 29, 1999 the contribution of their pro rata share of any capital contributions that we made to McCaw International (Brazil) up to that date without suffering any dilution of the their ownership interest or right to receive dividends and other cash or noncash distributions. The minority stockholders ultimately did not make these capital contributions by April 29, 1999 in accordance with the relevant terms of this shareholders agreement, which resulted in the proportionate dilution of their equity interest in McCaw International (Brazil). Consequently, our capital contributions to McCaw International (Brazil) increased our ownership interest in McCaw International (Brazil) to about 92.0% of contributed capital and diluted the ownership interest of the minority stockholders in McCaw International (Brazil) to about 8.0% of contributed capital. The capital contributions, in turn, increased our ownership in Nextel Brazil, through Nextel S.A., to about 87.7%. Telcom Ventures, in its individual capacity as a member of the group of minority stockholders, disputed the resulting reduction in its ownership interest in McCaw International (Brazil). On August 16, 1999, we and McCaw International (Brazil) filed a Motion for Judgment in the Circuit Court for the City of Alexandria, Virginia, against Telcom Ventures, seeking a declaration from the court that the minority stockholders' option to make their pro rata share of capital contributions was not properly exercised.

     In May 2000, we purchased all of the equity interests of Motorola International Development Corporation, an indirect wholly owned subsidiary of Motorola, in McCaw International (Brazil) for an aggregate purchase price of about $31.1 million in cash. This purchase increased our ownership of our Brazilian operations from about 87.7% to about 92.0%.

     In July 2000, we entered into a purchase, release and settlement agreement with Telcom Ventures. Under that agreement, on August 4, 2000, we made a cash payment to Telcom Ventures totaling $146.0 million, received all of the equity interests held by Telcom Ventures in McCaw International (Brazil) and exchanged mutual releases with Telcom Ventures. In addition, all pending court disputes between us and Telcom Ventures were permanently dismissed. As a result, we increased our ownership interest in both Nextel Brazil and its parent to 100.0%. Additionally, all rights of Telcom Ventures in McCaw International (Brazil), including their rights to put their equity interests to us beginning in October 2001, were terminated.

     NEXTEL MEXICO. During 2000, Nextel Mexico entered into a number of transactions to help consolidate and significantly expand our spectrum position in Mexico in key cities in which we currently operate, as well as in new service areas. As of December 31, 2000, about $135.2 million of these purchases had been completed, including a payment of about $16.6 million in refundable value-added tax payments, and about $24.5 million were subject to conditions, including regulatory approvals that could delay or prevent them from taking place. One of the purchases in the amount of about $19.0 million subsequently closed in January 2001 of which $18.1 million has been paid.

     NEXTEL PERU. On January 29, 1998, we acquired a 70.1% interest in Nextel Peru for $27.9 million. At that time, Motorola International held a 19.9% interest in Nextel Peru.

     On October 30, 1998, we exercised an option to sell about 10.0% of our shares of Nextel Peru to Motorola International for about $6.0 million. Additionally, as a result of the decision of the other minority stockholder of Nextel Peru not to contribute its pro rata share of capital contributions to Nextel Peru during 1998 and 1999, such stockholder's equity interest in Nextel Peru was diluted, and ours and Motorola International's equity interests in Nextel Peru were increased. Immediately following the closing of that transaction, and giving effect to the dilution of the equity interest of the other minority stockholder during 1998, we held about 62.1% and Motorola International held about 30.9% of Nextel Peru. As of December 31, 1999, and giving effect to the further dilution of the equity interest of the other minority shareholder during 1999, we and Motorola International held about 63.5% and 30.6%, respectively, of the outstanding shares of Nextel Peru.

     In May 2000, we purchased another stockholder's interest in Nextel Peru for about $2.8 million in cash and increased our ownership interest from about 63.5% to about 69.4%. Also in May 2000, we purchased all of the equity interests of Motorola International in Nextel Peru. This purchase increased our ownership from about 69.4% to 100.0%. We paid Motorola International an aggregate purchase price of about $30.0 million in cash for the acquisition.

     In August 2000, we purchased from Cordillera Communications Corporation all of its equity ownership in several specialized mobile radio companies in Peru. At closing, we paid

$20.0 million of the total purchase price of about $36.5 million. The remaining $16.5 million, plus accrued interest at a rate of 8.0% per year, is due on August 31, 2001.

     CHILEAN OPERATING COMPANIES. In May 2000, we purchased three Chilean specialized mobile radio companies from Motorola International. We paid Motorola International an aggregate purchase price of about $16.6 million in cash for the acquisition.

     In August 2000, we purchased from Cordillera Communications Corporation all of its equity ownership in several specialized mobile radio companies in Chile. At closing, we paid $6.0 million of the total purchase price of about $30.0 million. The remaining $24.0 million, plus accrued interest at a rate of 8.0% per year, will be paid within the next two years, subject to reduction by up to $14.0 million if we are unable to obtain, on or before August 2002, the regulatory relief necessary to provide integrated digital mobile services in Chile.

     In August 2000, we entered into an agreement with Gallyas S.A. and its affiliates to acquire specialized mobile radio channels in Chile. The purchase price for the acquisition is payable partially in cash of up to $8.1 million, of which $0.3 million has been paid, and partially in shares of a new Chilean company which will hold our Chilean operations. Completion of the acquisition is subject to, among other things, receipt of the regulatory relief necessary for us to provide integrated digital mobile services in Chile and regulatory approval of the transfer of the channels to us.

     NEXTEL PHILIPPINES. In 1996, we acquired a 30.0% interest in Nextel Philippines. On August 21, 1998, Gamboa Holdings, Inc., which is 60.0% owned by ACCRA Investments Corporation, a corporation organized under the laws of the Philippines and owned by Philippine nationals, referred to as ACCRAIN, and 40.0% owned by one of our indirect subsidiaries, purchased 20.0% of Nextel Philippines for $9.0 million.

     Funds used by Gamboa Holdings to consummate the acquisition of the 20.0% of Nextel Philippines were derived from equity contributions by shareholders of Gamboa Holdings and proceeds of loans made by a lending institution. These loans to Gamboa Holdings and to ACCRAIN are secured by our cash collateral deposits in the amount of the loans and a pledge of Gamboa Holdings' shares of Nextel Philippines. As a result of Gamboa Holdings' acquisition of 20.0% of Nextel Philippines, our aggregate equity interest in Nextel Philippines, which includes our direct and indirect holdings, increased from about 30.0% to about 38.0%.

     In July 2000, we increased our direct and indirect ownership interests in Nextel Philippines from about 38.0% to about 51.1% by purchasing some of the minority owners' equity interests for about $9.8 million. As a result of this transaction, we began consolidating Nextel Philippines late in the third quarter of 2000. Prior to July 2000, we accounted for this investment using the equity method. On January 18, 2001, we increased our direct and indirect ownership interest in our Philippine operating company from about 51.1% to about 59.1% by purchasing additional minority owners' equity interests for about $3.7 million.

     Under an agreement dated August 21, 1998 between our indirect wholly owned subsidiary and ACCRAIN, ACCRAIN granted us a call right on its shares in Gamboa Holdings, exercisable at any time, provided that we are the actual purchaser of the shares or a qualified purchaser in accordance with applicable Philippine foreign corporate ownership rules. Upon expiration of the agreement, ACCRAIN may put to us, or any of our qualified designees, its shares in Gamboa Holdings for about $8.0 million. This agreement has been extended until August 2001.

     ACQUISITIONS. The total purchase price and net assets acquired for our acquisitions completed during the years ended December 31, 2000 and 1998 are as follows (there were no significant acquisitions completed during 1999):

                                                         2000         1998
                                                      ----------   ----------
                                                          (IN THOUSANDS)
Direct cost of acquisitions.........................  $ 481,198    $ 137,271
                                                      =========    =========
Net assets acquired:
  Working capital, net..............................  $ (20,064)   $  26,623
  Property, plant and equipment.....................     68,030       41,386
  Intangible assets.................................    502,846       78,027
  Other assets......................................      5,628        4,943
  Minority interest.................................     24,956       (3,613)
  Deferred income taxes.............................   (100,198)     (10,095)
                                                      ---------    ---------
                                                      $ 481,198    $ 137,271
                                                      =========    =========

     PRO FORMA INFORMATION. The following summarized pro forma (unaudited) information is for the years ended December 31, 2000 and 1999 and assumes that the business combinations and transactions associated with our operating companies in Brazil, Mexico, Peru, Chile and the Philippines had occurred on January 1, 1999, and reflects adjustments for the recognition of the minority ownership interests and the amortization of licenses and customer lists.

                                                        2000        1999
                                                      ---------   ---------
                                                      (IN THOUSANDS, EXCEPT
                                                       PER SHARE AMOUNTS)
Operating revenues..................................  $ 347,127   $ 145,181
                                                      =========   =========
Loss attributable to common stockholders............  $(524,294)  $(601,960)
                                                      =========   =========
Loss per share attributable to common stockholders,
  basic and diluted.................................  $   (2.11)  $   (2.74)
                                                      =========   =========
Weighted average number of common shares
  outstanding.......................................    248,453     219,539
                                                      =========   =========

     The pro forma information is not necessarily indicative of the results that would actually have occurred had the transactions been consummated on the dates indicated, nor are they necessarily indicative of our future operating results.

3.  INVESTMENTS

                                                           DECEMBER 31,
                                                       --------------------
                                                         2000        1999
                                                       --------    --------
                                                          (IN THOUSANDS)
Investments in affiliates - equity method, at cost
  less equity in net losses of $0 and $46,129........  $     --    $125,196
Marketable equity securities available-for-sale......   355,334     287,851
Nonmarketable equity securities, at cost.............       884      15,924
Warrants.............................................     1,392          --
                                                       --------    --------
                                                       $357,610    $428,971
                                                       ========    ========

                                                               EFFECTIVE
                                                               OWNERSHIP
                                                              DECEMBER 31,
                                                              ------------
                                                              2000    1999
                                                              ----    ----
EQUITY METHOD INVESTMENTS
  Nextel Communications Philippines, Inc. (note 2)..........    --    38.0%
  NEXNET Co., Ltd. .........................................  32.1%   21.0%
MARKETABLE EQUITY SECURITIES
  TELUS Corporation.........................................   4.8%     --
  Clearnet Communications, Inc. ............................    --    14.5%
NONMARKETABLE EQUITY SECURITIES
  Shanghai CCT McCaw Telecommunications
     Systems Co., Ltd. .....................................    --    12.1%

     JAPAN. In March 1998, we purchased a 21.0% equity interest in NEXNET, a wireless communications services provider in Japan, for a purchase price of $0.6 million. We also loaned NEXNET $31.5 million. DJSMR Business Partnership, a Japanese partnership in which an affiliate of Motorola is the majority partner, holds a 49.0% equity interest in NEXNET.

     In March 2000, Nichimen Corporation declined to make a required capital contribution and, as a result, transferred some of its shares of NEXNET to the contributing stockholders, including us. Additionally, on March 30, 2000, we purchased from Nichimen additional shares for about $0.4 million in cash. We were also granted an option, exercisable at any time before March 31, 2001, to purchase any or all of the remaining shares of NEXNET stock owned by the same stockholder. As a result of these share acquisitions, our equity ownership interest in NEXNET increased from about 21.0% to about 32.1%.

     During the third quarter of 2000, we engaged an outside consultant to advise us on how to maximize the value of our investment in NEXNET. The findings of this review were presented to us in December 2000. The review concluded, among other things, that a fundamental change was required in the specialized mobile radio regulatory framework and in NEXNET's deployment of specialized mobile radio technology in the 1.5 GHz spectrum band. These changes were deemed necessary given the competitive landscape in the Japanese wireless market. During December 2000, we held several meetings with the regulatory entities in conjunction with the Japan Mobile Telecommunication -- System Association. As a result of these meetings, we determined that the required regulatory changes could not be effected in a timely manner and that the network buildout under the existing specialized mobile radio technology would be costly and inefficient. As a result, we notified NEXNET that we were exercising our rights under the shareholders agreement and the credit agreement, to which we are a party, by declining to honor NEXNET's request for additional funding made December 15, 2000 and any future request to advance funds for continued investment in the existing specialized mobile radio infrastructure in Japan. As a result, we reached the conclusion that the value of our existing investment in NEXNET is not recoverable. In light of this conclusion, we recorded a one time non-cash charge included in equity in losses of unconsolidated affiliates of about $21.0 million in the fourth quarter of 2000 that represents the write off of the entire amount of our investment, including shareholder advances, in NEXNET.

     Summarized financial information of our unconsolidated affiliates accounted for using the equity method are presented below. The information as of and for the year ended December 31,

1999 includes Nextel Philippines and NEXNET. The information as of and for the year ended December 31, 2000 only includes NEXNET.

                                                          DECEMBER 31,
                                                      ---------------------
                                                        2000        1999
                                                      --------    ---------
                                                         (IN THOUSANDS)
Assets..............................................  $114,892    $ 218,539
Liabilities.........................................   236,784      371,939
Operating loss......................................   (22,963)     (52,502)
Net loss............................................   (46,150)    (105,832)

     The excess of the cost of our equity method investments over the net assets acquired was being amortized over 20 years. Amortization of this excess totaled $1.2 million during 2000, $0.8 million during 1999 and $1.2 million during 1998 and is reflected in the accompanying consolidated statements of operations within equity in losses of unconsolidated affiliates.

     ACQUISITION OF CLEARNET COMMUNICATIONS, INC. BY TELUS CORPORATION. In October 2000, TELUS acquired Clearnet, a publicly traded Canadian company in which we owned about a 14.3% equity interest, for cash and stock. TELUS is a publicly traded Canadian telecommunications company that provides wireline, wireless data and internet communications services. Under agreements among us, TELUS and Clearnet, we exchanged all of our Clearnet stock for non-voting shares of TELUS. We have entered into a lock-up agreement with TELUS under which we have agreed not to dispose of any of our TELUS shares until October 2001, subject to certain exceptions. In exchange for our 8.4 million shares of Clearnet, we received 13.7 million shares of TELUS, representing about 4.8% of the ownership interest in TELUS. We recorded a pre-tax gain of about $239.5 million in the fourth quarter of 2000 related to this transaction. In accordance with FASB Statement No. 115, the shares of TELUS have been recorded at their current market value in our financial statements.

     SHANGHAI CCT MCCAW. As of December 31, 1999, we owned a 30.0% interest in Shanghai CCT McCaw Telecommunications Systems Co., Ltd., a joint venture that participated in the development of a Global System for Mobile Communications, or GSM, system in Shanghai, China through a profit sharing arrangement with China United Telecommunications Corporation, referred to as Unicom, the owner of the Shanghai GSM system. Under the profit sharing agreement, Shanghai CCT McCaw had the right to receive about 40.0% of the profits, as defined, of the Shanghai GSM system. Through our interest in Shanghai CCT McCaw, we had the right to receive about 12.1% of those profits. Foreign entities or individuals were not permitted to directly own or operate telecommunications systems in China under then current law. As a result, we did not have the right to influence the operations of the Shanghai GSM system and therefore, we accounted for this investment using the cost method. Our carrying value in our minority interest in Shanghai CCT McCaw was about $15.0 million at December 31, 1999.

     In September 1999, Unicom advised Shanghai CCT McCaw and all similarly situated investors in Unicom, that under a new policy of the Chinese government, all existing arrangements between Unicom and joint ventures in which foreign companies had invested needed to be terminated. On March 17, 2000, Shanghai CCT McCaw and Unicom executed a termination agreement setting forth the terms and conditions for the termination of the cooperation agreement with Unicom. In consideration for entering into this termination agreement, Shanghai CCT McCaw received about $61.3 million in cash, and we and the other joint venture participants received warrants to purchase shares of Unicom stock. We also received a reimbursement of $7.5 million for advances we previously made to Shanghai CCT McCaw. On September 29, 2000, the joint venture was formally dissolved, and we received about

$9.8 million in cash, representing our pro rata equity percentage interest in the joint venture. As a result, we recorded a pre-tax gain of about $6.1 million.

4.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     We have estimated the fair value of our financial instruments using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented below are not necessarily indicative of the amounts that we could realize in a current market exchange. The use of different market assumptions and estimation methodologies may have a material effect on the estimated fair value amounts.

                                                               DECEMBER 31,
                                             -------------------------------------------------
                                                      2000                      1999
                                             -----------------------   -----------------------
                                              CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                               AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                             ----------   ----------   ----------   ----------
                                                              (IN THOUSANDS)
Marketable equity securities and warrants
  included within investments..............  $  356,726   $  356,726   $  287,851   $  287,851
Long-term debt, including current
  portion..................................   2,519,283    2,043,935    1,548,496    1,428,790

     CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE, ACCRUED INTEREST, ACCRUED EXPENSES AND ACCOUNTS PAYABLE DUE TO RELATED PARTIES. The carrying amounts of these items are a reasonable estimate of their fair value.

     MARKETABLE EQUITY SECURITIES AND WARRANTS. We estimate the fair value of our marketable equity securities based on quoted market prices. The fair value of our warrants to purchase shares of Unicom stock is estimated using the Black-Scholes option-pricing model. At December 31, 2000 and 1999, marketable equity securities and warrants consist of the following:

                                                  GROSS        GROSS
                                                UNREALIZED   UNREALIZED
                                       COST        GAIN         LOSS      FAIR VALUE
                                     --------   ----------   ----------   ----------
                                                     (IN THOUSANDS)
2000
Available-for-sale:
  Equity securities and warrants,
     included within investments...  $353,863      $5,137     $(2,274)     $356,726
1999
Available-for-sale:
  Equity securities, included
     within investments............   103,725     184,126          --       287,851

     NONMARKETABLE EQUITY SECURITIES. It is not practicable to value our cost method investments because quoted market prices are not available.

     LONG-TERM DEBT. The fair value of our long-term debt is based on quoted market prices for the senior notes. Carrying value approximates fair value for our bank and vendor credit facilities, as interest rates are reset periodically. (See note 7).

5.  PROPERTY, PLANT AND EQUIPMENT

                                                          DECEMBER 31,
                                                      ---------------------
                                                         2000        1999
                                                      ----------   --------
                                                         (IN THOUSANDS)
Land................................................  $    3,086   $  1,583
Leasehold improvements..............................      25,171     14,483
Network equipment...................................     668,871    442,013
Office equipment, furniture and fixtures, and
  other.............................................     145,090     92,003
Less accumulated depreciation and amortization......    (194,201)   (95,449)
                                                      ----------   --------
                                                         648,017    454,633
Construction in progress............................     422,110     84,822
                                                      ----------   --------
                                                      $1,070,127   $539,455
                                                      ==========   ========

6.  INTANGIBLE ASSETS

                                                          DECEMBER 31,
                                                      ---------------------
                                                         2000        1999
                                                      ----------   --------
                                                         (IN THOUSANDS)
Licenses............................................  $  802,558   $415,050
Goodwill............................................     198,090     99,083
Debt financing costs, net...........................      41,353     27,396
Customer lists......................................      36,717         --
Trademarks and other................................          --      1,629
                                                      ----------   --------
                                                       1,078,718    543,158
Less accumulated amortization.......................    (100,578)   (61,105)
                                                      ----------   --------
                                                      $  978,140   $482,053
                                                      ==========   ========

7.  LONG-TERM DEBT

                                                          DECEMBER 31,
                                                     -----------------------
                                                        2000         1999
                                                     ----------   ----------
                                                         (IN THOUSANDS)
13.0% SENIOR REDEEMABLE DISCOUNT NOTES DUE 2007,
  net of unamortized discount of $155,791 and
  $252,323.........................................  $  795,672   $  699,140
12.125% SENIOR SERIAL REDEEMABLE DISCOUNT NOTES DUE
  2008, net of unamortized discount of $172,237 and
  $234,280.........................................     557,763      495,720
12.75% SENIOR SERIAL REDEEMABLE NOTES DUE 2010, net
  of unamortized discount of $8,765 and $0.........     641,235           --
INTERNATIONAL MOTOROLA EQUIPMENT FINANCING
  FACILITY, interest payable semiannually at 2.5%
  over the U.S. prime rate or 5.0% over LIBOR
  (11.17% to 11.93% -- 2000; 10.5% to
  11% -- 1999).....................................     225,000      139,146
INTERNATIONAL MOTOROLA INCREMENTAL EQUIPMENT
  FINANCING FACILITY, interest payable semiannually
  at 2.5% over the U.S. prime rate or 5.0% over
  LIBOR (12.00% -- 2000)...........................      56,650           --
BRAZIL MOTOROLA EQUIPMENT FINANCING FACILITY,
  interest payable semiannually at 2.5% over the
  U.S. prime rate or 4.63% over LIBOR (10.80% to
  11.56% -- 2000; 10.28% -- 1999)..................     100,000      103,757
ARGENTINA CREDIT FACILITY, interest payable
  quarterly at adjustable rates calculated either
  on the ABR or the Eurodollar rate
  (11.69% -- 2000; 8.13% to 9.0% -- 1999)..........      94,445      100,000
MOTOROLA ARGENTINA INCREMENTAL FACILITY, interest
  payable quarterly at adjusted rates calculated
  either on the ABR or the Eurodollar rate
  (11.69% -- 2000; 10.5% to 12.25% -- 1999)........      47,222        8,330
OTHER..............................................       1,296        2,403
                                                     ----------   ----------
                                                      2,519,283    1,548,496
Less current portion...............................     (34,149)     (33,739)
                                                     ----------   ----------
                                                     $2,485,134   $1,514,757
                                                     ==========   ==========

     13.0% SENIOR REDEEMABLE DISCOUNT NOTES DUE 2007. In March 1997, we completed the sale of 951,463 units, generating $482.0 million in net proceeds. Each unit was comprised of a 13.0% senior discount note due 2007 with a principal due at maturity of $1,000 and one warrant to purchase about 2.3 shares of our class B common stock at an exercise price of $1.67 per share. The warrants expire April 15, 2007. Cash interest on the 13.0% senior discount notes does not accrue until April 15, 2002, and then is payable semiannually beginning October 15, 2002 at a rate of 13.0% per year. We may choose to redeem some or all of these notes, starting April 15, 2002 at an initial redemption price of 113.0% of their accreted value plus accrued and unpaid interest. Upon a change in control, as defined in the indenture for these notes, we must make an offer to repurchase all of the outstanding 13.0% senior discount notes at 101.0% of their accreted value on the date of purchase, plus accrued and unpaid interest, if any, to the date of repurchase. The notes are senior unsecured indebtedness and rank equal in right of payment with all our other unsubordinated, unsecured indebtedness. The indenture under which the notes were issued contains events of default and various restrictive covenants that could limit our ability to conduct or expand our business.

     12.125% SENIOR SERIAL REDEEMABLE DISCOUNT NOTES DUE 2008. In March 1998, we completed the sale of $730.0 million in principal amount at maturity of our 12.125% senior serial redeemable discount notes due 2008, generating about $387.0 million in net cash proceeds. Cash interest will not accrue before April 15, 2003, and will be payable semiannually beginning October 15, 2003 at a rate of 12.125% per year. We may choose to redeem some or all of these notes starting April 15, 2003 at an initial redemption price of 112.125% of their accreted value, plus accrued and unpaid interest. Before April 15, 2001, we may choose to redeem up to 35.0% of the accreted value of these notes using the proceeds of one or more sales of qualified equity securities at a redemption price of 112.125% of their accreted value on the date of redemption, plus accrued interest. Upon a change of control, as defined in the indenture for these notes, we must make an offer to repurchase all of the outstanding 12.125% senior serial redeemable notes at 101.0% of their accreted value on the date of purchase, plus accrued and unpaid interest, if any, to the date of repurchase. The notes are senior unsecured indebtedness of ours and rank equal in right of payment with all our other unsubordinated, unsecured indebtedness. The indenture under which the notes were issued contains events of default and various restrictive covenants that could limit our ability to conduct or expand our business.

     12.75% SENIOR SERIAL REDEEMABLE NOTES DUE 2010. In August 2000, we completed the sale of $650.0 million aggregate principal amount of our 12.75% senior serial redeemable notes due 2010, generating about $623.8 million in net cash proceeds. Cash interest is payable semiannually beginning February 1, 2001 at a rate of 12.75% per year. We may choose to redeem some or all of these notes starting August 1, 2005 at an initial redemption price of 112.75% of the aggregate principal amount of these notes, plus accrued and unpaid interest. Before August 1, 2003, we may choose to redeem up to 35.0% of the aggregate principal amount of these notes using the proceeds of one or more sales of qualified equity securities at 112.75% of their principal amount, plus accrued interest. Upon a change of control, as defined in the indenture for these notes, we must make an offer to repurchase all of the outstanding 12.75% senior serial redeemable notes at 101.0% of their principal amount, plus accrued and unpaid interest to the date of repurchase. The notes are senior unsecured indebtedness and rank equal in right of payment with all our other unsubordinated unsecured indebtedness. The indenture under which the notes were issued contains events of default and various restrictive covenants that could limit our ability to conduct or expand our business.

     INTERNATIONAL MOTOROLA EQUIPMENT FINANCING FACILITY. On February 4, 1999, we entered into an equipment financing facility with Motorola Credit Corporation providing for $225.0 million of secured term loans. This facility includes up to $100.0 million in loans to reimburse us for payments we made to Motorola Credit since January 1, 1997 for the purchase of network equipment and related services, including ancillary products and services, by or for the benefit of our operating companies. The balance and any portion not used towards reimbursement loans may be used to finance the cost of qualifying future purchases of network equipment and related services. As permitted by this facility, we used a portion of the available funds to repay all outstanding long-term debt of our Philippine operating company. Our operating companies in Mexico, Peru, the Philippines and Japan were eligible borrowers under this facility. This facility was subsequently amended in February 2001 to, among other things, limit eligible borrowers under the facility to our operating companies in Mexico, Peru and the Philippines. As of December 31, 2000, the full amount available under this facility had been borrowed. This amount includes the entire $100.0 million of reimbursement loans. Amounts borrowed under this facility were originally payable in eight equal semiannual installments beginning June 30, 2001 and matured December 31, 2004. Borrowings bear interest, at our option at the time an advance is made, at variable rates based upon either the U.S. prime rate or the London Interbank Offered Rate, referred to as LIBOR. The February 19, 2001 amendment defers repayment until December 31, 2002 and extends the maturity to June 30, 2006. This facility is secured by, among other things, a pledge of our equity interests in the eligible borrowers, NEXNET and the related holding companies, as well as a pledge by some of the minority stockholders of their equity interests in our Philippine and Japanese operating companies.

     On March 22, 2000, we and Motorola Credit entered into an amendment to the International Motorola Equipment Financing Facility, which, among other things, eliminated issues related to financial covenant compliance as of December 31, 1999 and addressed cure mechanisms for any future financial covenant compliance issues. This facility was also amended in July 2000 to permit the offering of the 12.75% senior serial redeemable notes. As of December 31, 2000 we are in full compliance with all financial covenants contained in the facility, as amended.

     INTERNATIONAL MOTOROLA INCREMENTAL EQUIPMENT FINANCING FACILITY. On December 16, 1999, we entered into an agreement with Motorola Credit under which Motorola Credit committed to provide up to $56.6 million in incremental term loans to us. On January 6, 2000, we borrowed the full $56.6 million available under this facility to acquire infrastructure equipment and related services from Motorola. We and Motorola Credit entered into an amendment to this facility on February 19, 2001 under which amounts borrowed under this facility mature June 30, 2003. Before this amendment, loans under this facility were to mature December 31, 2001. Loans under this facility bear interest, payable semiannually, at variable rates based upon either the U.S. prime rate or LIBOR and are secured by a pledge of all of our shares of stock of TELUS (See note 3). This facility contains restrictive covenants similar to those contained in our equipment financing facility from Motorola Credit. In addition, this facility requires us to meet specified financial tests and ratios, including a maximum leverage ratio and minimum EBITDA. No breach of the minimum EBITDA or the minimum adjusted EBITDA covenants will constitute an event of default under the agreement if, as of the end of the quarter in which the breach occurred, we exceed a pre-determined minimum number of subscribers. This facility was amended in July 2000 to permit the offering of the 12.75% senior serial redeemable notes.

     BRAZIL MOTOROLA EQUIPMENT FINANCING FACILITY. In October 1997, McCaw International (Brazil), the holding company through which we hold our Brazilian operations, and Motorola Credit entered into an equipment financing agreement under which Motorola Credit agreed to provide up to $125.0 million in multi-draw term loans to McCaw International (Brazil). Loans made were used to acquire infrastructure equipment and related services from Motorola. The financing advanced under this agreement was originally repayable in U.S. dollars in semiannual installments over 42 months from June 30, 2000. McCaw International (Brazil) and Motorola Credit entered into an amendment to this agreement on February 19, 2001, which permits installments due after that date to be repaid beginning December 31, 2002, with final payment due on June 30, 2000. Amounts advanced under this agreement bear interest at an adjustable rate equal to either the prime rate plus 2.5% or LIBOR plus 4.625%. The loans made under this agreement are secured by a first priority lien on substantially all of McCaw International (Brazil)'s assets, a pledge of all of the stock of McCaw International (Brazil) and its subsidiaries, and our guarantee of the obligations. The facility also requires McCaw International (Brazil) to meet and maintain specified financial and operating covenants. As of December 31, 2000, we had borrowed the entire amount available under this facility, net of scheduled repayments in the amount of $25.0 million. Amounts repaid are not available for future borrowings under this facility.

     In 1999, McCaw International (Brazil) notified Motorola Credit of its noncompliance with some of the financial covenants under this agreement. Motorola Credit agreed to waive compliance with those financial covenants on the condition that we agree to committed capital contributions determined each quarter based on cash requirements and that the parties enter into an amendment to this agreement during the first quarter of 2000. On March 24, 2000, McCaw International (Brazil) and Motorola Credit entered into this amendment, which, among other things, eliminated the 1999 issues with respect to financial covenant compliance and addressed cure mechanisms for any future financial covenant compliance issues.

     In the second quarter of 2000, we amended and restated the equipment financing agreement to, among other things, permit McCaw International (Brazil) to make a final advance under this facility and apply the proceeds to finance the purchase by McCaw International (Brazil) of Motorola equipment and services in Brazil.

     This financing agreement contains restrictive covenants which impose restrictions on the ability of McCaw International (Brazil) to undertake activities similar to those restrictions described under "International Motorola Equipment Financing Facility." In addition to the foregoing, the financing agreement requires McCaw International (Brazil) to maintain specified financial ratios and meet other tests, including a minimum fixed charge coverage ratio, a maximum leverage ratio, minimum recurring revenues, minimum EBITDA, minimum subscribers and minimum additional paid-in capital. At December 31, 2000, McCaw International (Brazil) is in full compliance with all financial covenants contained in the facility, as amended.

     ARGENTINA CREDIT FACILITY. In February 1998, our Argentine operating company entered into a credit facility which, as amended, provides up to $100.0 million in term loans. Loans under this facility bear interest at a rate equal to, at our option, either the ABR plus 4.0%, where ABR is the highest of the U.S. prime rate, the base CD rate plus 1.0% or the federal funds rate plus 0.5%, or the Eurodollar rate plus 5.0% where the Eurodollar rate is LIBOR multiplied by the statutory reserve rate. Loans under this facility are repayable in quarterly installments from September 30, 2000 through March 31, 2003. The first nine installments are equal to 1/18 of the then-outstanding balance and the final installment will be in an amount equal to the then-outstanding balance. Borrowings under this facility are secured by a pledge of stock of, and a first priority lien on the assets of, our Argentine operating company. The facility also requires our Argentine operating company to meet financial and operating ratios.

     Effective May 26, 1999, our Argentine operating company and the lenders under the Argentina credit facility amended the facility to modify several financial covenants. As a condition to the effectiveness of those amendments, we entered into capital subscription agreements under which we contributed equity of $84.1 million to Nextel Argentina during 1999.

     In December 1999, our Argentine operating company and the lenders under the $100.0 million secured credit facility amended the facility to modify several financial covenants applicable to the fourth quarter of 1999 and the first quarter of 2000. As contemplated in December 1999, on June 20, 2000, in conformity with our business plan, our Argentine operating company and the lenders under the credit facility amended the facility again to modify several financial covenants. As a condition to the effectiveness of those amendments, we amended the capital subscription agreement, which now requires us to contribute equity totaling $218.0 million through 2000, $328.0 million through 2001 and $445.0 million through 2002, all subject to adjustment in case of specified events. As of December 31, 2000, we had contributed the $218.0 million cumulative equity contributions required through 2000.

     As of December 31, 2000, our Argentine operating company had borrowed the entire amount available under the credit facility, net of scheduled repayments in the amount of $5.5 million. Amounts repaid are not available for future borrowings under this facility.

     The credit facility contains restrictive covenants which impose restrictions on the ability of our Argentine operating company to undertake activities similar to those restrictions described under "International Motorola Equipment Financing Facility" above. In addition to the foregoing, the credit facility requires our Argentine operating company to maintain specified financial ratios and meet other tests, including a minimum interest coverage ratio, maximum capital expenditures, a maximum leverage ratio, minimum revenues, minimum subscribers and minimum additional equity contributions. At December 31, 2000, our Argentine operating company is in full compliance with all financial covenants contained in the facility, as amended.

     MOTOROLA ARGENTINA INCREMENTAL FACILITY. Effective May 26, 1999, and concurrent with the then current modification of the Argentina credit facility, Motorola Credit agreed to provide up to $50.0 million in loans to Nextel Argentina as incremental term loans under the Argentina credit facility for purchase from Motorola of qualifying network equipment and related services. As of December 31, 2000, Nextel Argentina had borrowed the full amount available under this facility, net of scheduled repayments in the amount of $2.8 million. Amounts repaid are not available for future borrowings under this facility.

     For the years subsequent to December 31, 2000, annual maturities of long-term obligations are as follows (in thousands):

2001........................................................   $   34,149
2002........................................................       74,438
2003........................................................      219,151
2004........................................................       93,750
2005........................................................       75,000
Thereafter..................................................    2,359,588
                                                               ----------
                                                                2,856,076
Less unamortized discount...................................     (336,793)
                                                               ----------
                                                               $2,519,283
                                                               ==========

8.  INCOME TAXES

     The components of the income tax (provision) benefit were as follows:

                                                 YEAR ENDED DECEMBER 31,
                                               ----------------------------
                                                 2000      1999      1998
                                               --------   -------   -------
                                                      (IN THOUSANDS)
Current:
  Federal....................................  $(62,484)  $    --   $    --
  State......................................    (9,163)       --        --
  Foreign....................................    (2,518)   (3,247)       --
Deferred:
  Foreign....................................     5,956     3,264    22,358
                                               --------   -------   -------
Income tax (provision) benefit...............  $(68,209)  $    17   $22,358
                                               ========   =======   =======

     The reconciliation of taxes computed at the statutory rate to the income tax benefit is as follows:

                                              YEAR ENDED DECEMBER 31,
                                          --------------------------------
                                            2000        1999        1998
                                          ---------   ---------   --------
                                                   (IN THOUSANDS)
Income tax benefit at statutory rate....  $ 122,150   $ 182,057   $ 88,180
State taxes (net of federal benefit)....       (455)         --         --
Foreign taxes...........................     (2,352)         --         --
Nonconsolidated subsidiary
  adjustments...........................    (11,508)    (11,014)    (4,268)
High yield discount obligations.........     (3,985)     (3,486)    (2,912)
Increase in valuation allowance.........   (154,970)   (150,470)   (66,207)
Other...................................    (17,089)    (17,070)     7,565
                                          ---------   ---------   --------
                                          $ (68,209)  $      17   $ 22,358
                                          =========   =========   ========

     Deferred tax assets and liabilities consist of the following:

                                                          DECEMBER 31,
                                                     ----------------------
                                                       2000         1999
                                                     ---------    ---------
                                                         (IN THOUSANDS)
Deferred tax assets:
  Operating loss carryforwards.....................  $ 234,958    $ 157,863
  Deferred interest................................    149,696       82,533
  Other............................................     31,060       18,969
                                                     ---------    ---------
                                                       415,714      259,365
Valuation allowance................................   (395,272)    (243,228)
                                                     ---------    ---------
                                                        20,442       16,137
                                                     ---------    ---------
Deferred tax liabilities:
  Intangible assets................................    186,133       90,607
  Unrealized gain on investment....................      4,095       64,444
  Other............................................      4,391        3,029
                                                     ---------    ---------
                                                       194,619      158,080
                                                     ---------    ---------
Net deferred tax liability.........................  $ 174,178    $ 141,943
                                                     =========    =========

     At December 31, 2000, we had about $45.8 million of net operating loss carryforwards for U.S. federal income tax purposes that expire beginning in 2018.

     As a result of the exchange of our stock in Clearnet for stock in TELUS and the terms of a tax sharing agreement that we entered into in 1997 with Nextel Communications, we estimated our tax liability to Nextel Communications to be about $85.3 million, which was satisfied by the issuance of about 853 shares of our series A exchangeable redeemable preferred stock to Nextel Communications. The difference between our actual tax liability of $65.0 million and the $85.3 million of series A preferred stock issued to Nextel Communications was used to reduce our intercompany payable to Nextel Communications.

     At December 31, 2000, net operating loss carryforwards for our foreign subsidiaries are about $127.7 million for Mexican income tax purposes, $191.9 million for Argentine income tax purposes, $35.1 million for Philippine tax purposes and $45.4 million for Peruvian income tax purposes. These carryforwards expire in various amounts through 2010. Additionally, our foreign subsidiaries had about $249.1 million of net operating loss carryforwards for Brazilian income tax purposes that have no expiration date and that can only be utilized up to the limit of 30.0% of taxable income for the year. Our foreign subsidiaries may be limited in their ability to use foreign tax net operating losses in any single year depending on their ability to generate sufficient taxable income.

9.  COMMITMENTS AND CONTINGENCIES

     OPERATING LEASE COMMITMENTS. We lease various cell sites and office facilities under operating leases. The remaining terms of our cell site leases range from one to five years and are generally renewable, at our option, for additional terms. The remaining terms of our office leases range from one to eight years. Total rent expense under operating leases was $25.4 million during 2000, $13.0 million during 1999 and $11.8 million during 1998.

     For years subsequent to December 31, 2000, future minimum payments for all operating lease obligations that have initial noncancelable lease terms exceeding one year, net of rental income, are as follows (in thousands):

2001........................................................   $ 43,379
2002........................................................     39,117
2003........................................................     32,058
2004........................................................     23,605
2005........................................................     16,797
Thereafter..................................................      5,363
                                                               --------
                                                               $160,319
                                                               ========

     NEXTEL PHILIPPINES SEC PROCEEDINGS. Immediately before the Nextel Philippines annual stockholders meeting on July 13, 1998, the Philippines Securities and Exchange Commission issued a temporary restraining order in favor of several Nextel Philippines stockholders. These stockholders requested nullification of previously adopted amendments of the bylaws of Nextel Philippines contemplated by the corporate governance provisions of agreements entered into with local stockholders of Nextel Philippines, referred to as the Philippines Partner Agreements. The temporary restraining order enjoined Nextel Philippines from implementing those bylaw amendments for a 72-hour period. The stockholders further requested that a preliminary injunction be issued with the same effect pending a trial on the merits of the validity of the bylaw amendments. On July 15, 1998, as contemplated by an agreement of Nextel Philippines and the stockholders that was confirmed by the Philippines Securities and Exchange Commission, the temporary restraining order was permitted to expire. Also, pending a trial on the merits as to the validity of the bylaw amendments, the petitioners agreed to withdraw their petition for a preliminary injunction, and Nextel Philippines agreed that the provisions of the bylaw amendments limiting veto rights in corporate governance matters only to one of our wholly-owned subsidiaries would not be implemented. In August 2000, we acquired, directly and indirectly through Emerald Investments, all of the interest of one of these stockholders in, and obtained a general release of all claims against, Nextel Philippines. In January 2001, we acquired, indirectly through Emerald Investments, an additional 8.0% of the outstanding stock in Nextel Philippines from the remaining unrelated Philippine stockholder, and we obtained a general release of all remaining claims against Nextel Philippines.

     NEXTEL PHILIPPINES ARBITRATION. On October 30, 1998, under the dispute resolution provisions of the Philippines Partner Agreements, we began arbitration proceedings in Hong Kong against two of the local stockholders of Nextel Philippines. In these proceedings, we asserted that the two stockholders had failed to perform their respective contribution obligations under the Philippines Partner Agreements. We had sought equitable and legal relief, including, but not limited to, compensatory damages and injunctive relief. We have since entered into a release agreement with one of the local stockholders after acquiring its interest in Nextel Philippines.

     MOTOROLA. On August 14, 2000, we and some of our operating companies entered into agreements with Motorola under which Motorola will provide us with infrastructure equipment and services, including installation, implementation and training. We and Motorola have also agreed to warranty and maintenance programs and specified indemnity arrangements. We have also agreed to provide Motorola with notice of our determination that Motorola's technology is no longer suited to our needs at least six months before publicly announcing or entering into a contract to purchase an alternate technology. In addition, if Motorola manufactures, or elects to manufacture, the alternate technology that we elect to deploy, we must give Motorola the opportunity to supply 50% of our infrastructure requirements for the alternate technology for three years. These agreements also contain other minimum purchase commitments that, if not met, subject us to penalties based on a percentage of the commitment shortfall. We have met our commitment for 2000 of $230.0 million. The minimum commitments for the remaining three years of the term of the agreement, which expires December 31, 2003, are $230.0 million per year.

10.  CAPITAL STOCK

     STOCK SPLITS AND RECLASSIFICATION. On June 12, 2000, we increased the number of authorized shares of our common stock from 73,000,000 to 200,000,000, enabling us to complete a 4-for-1 common stock split.

     On October 23, 2000, we amended our charter to authorize 2,160,037,500 shares of capital stock, reclassified our no par value common stock into class A and class B common stock, par value $0.001 per share, and converted our outstanding common stock to class B common stock, enabling us to complete a 3-for-2 common stock split. Our authorized capital stock now consists of:

     - 1,500,000,000 shares of class A common stock, par value $0.001 per share;

     - 650,000,000 shares of class B common stock, par value $0.001 per share;

     - 12,500 shares of series A exchangeable redeemable preferred stock, par value $10.00 per share;

     - 25,000 shares of series B redeemable preferred stock, par value $10.00 per share; and

     - 10,000,000 shares of undesignated preferred stock, par value $0.001 per share.

Information presented throughout these financial statements and related notes has been adjusted to reflect both the 4-for-1 common stock split and the 3-for-2 common stock split.

     COMMON STOCK. Holders of common stock are entitled to share equally, share for share, if dividends are declared on the common stock. If common stock dividends are declared, shares of class A common stock would be distributed with respect to shares of class A common stock and shares of class B common stock would distributed with respect to shares of class B common stock. There is no provision for cumulative voting with respect to the election of directors.

     In the event of a liquidation, dissolution or winding-up, the holders of class A common stock and the holders of class B common stock will be entitled to share ratably, as a single class, in all of our assets remaining after payment of our liabilities and the liquidation preferences of any preferred stock then outstanding.

     CLASS A COMMON STOCK. The holders of class A common stock are entitled to one vote per share on all matters submitted for action by the stockholders.

     CLASS B COMMON STOCK. The holders of class B common stock are entitled to ten votes per share on all matters submitted for action by the stockholders. Each share of class B common stock is convertible at the holder's option, on a one-for-one basis, into an equal number of shares of class A common stock. Upon the occurrence of specified events, the shares of class B common stock automatically convert, on a one-for-one basis, into an equal number of shares of class A common stock.

     PREFERRED STOCK ISSUANCE AND CONVERSION. Our series A preferred stock is issued at an original liquidation preference of $100,000 per share and thereafter, the liquidation preference on the series A preferred stock accretes at an annual rate equal to 13.625%. Except as required by law, the holders of the series A preferred stock are not entitled to receive dividends or other distributions. We have the right at any time to redeem the series A preferred stock in full (or with the consent of the holder of the affected shares of series A preferred stock, in part) at a redemption price equal to 100% of the accreted liquidation preference thereof on the redemption date. The holders of the series A preferred stock have the right to exchange the series A preferred stock for shares of our series B redeemable preferred stock having a liquidation preference equal to the accreted liquidation preference of the series A preferred stock so exchanged.

     The series B preferred stock into which the shares of series A preferred stock are exchangeable have an initial annual dividend rate equal to 13.625%, increasing to 18.0% on March 13, 2010. The series B preferred stock will have terms substantially similar to those of the series A preferred stock, except that the holders of the series B preferred stock have the right to elect one director to the board of directors and to the accrual of cumulative dividends, payable quarterly in cash. In addition, we may not issue shares of our series B preferred stock, except in exchange for shares of our series A preferred stock, without the consent of the holders of a majority of the outstanding shares of our series A preferred stock and our series B preferred stock, voting together as a class.

     During 1998, 988.86 shares of our series A exchangeable redeemable preferred stock were issued to a wholly owned subsidiary of Nextel Communications in exchange for an investment in Clearnet Communications, Inc. and other consideration of $8.3 million. During 1999, 2,000 shares of our series A preferred stock were issued to a wholly owned subsidiary of Nextel Communications in exchange for cash proceeds of $200.0 million.

     On April 4, 2000, we received an advance of $77.7 million from a wholly owned subsidiary of Nextel Communications. This advance was received in connection with our anticipated purchase of Motorola International's equity interests in Nextel Peru and Nextel Brazil and the Chilean specialized mobile radio companies, as discussed in note 2. On June 2, 2000, we issued 777 shares of our series A preferred stock to a wholly owned subsidiary of Nextel Communications as repayment of this intercompany advance. Additionally, on April 7, 2000, we issued 1,500 shares of our series A preferred stock to a wholly owned subsidiary of Nextel Communications in exchange for cash proceeds of $150.0 million.

     Under a stock exchange agreement between us and the preferred stockholder, on June 12, 2000, all of the 5,266 shares of series A exchangeable redeemable preferred stock outstanding at that time were exchanged for 49,682,088 shares of our common stock based on the accreted value of the series A preferred stock at that date of $587.9 million. Before June 12, 2000, the series A preferred stock was not exchangeable for common stock.

     On June 29, 2000, we issued an additional 2,150 shares of our series A preferred stock to a wholly owned subsidiary of Nextel Communications in exchange for cash proceeds of $215.0 million. On December 8, 2000, we issued 853 shares of our series A preferred stock to a wholly owned subsidiary of Nextel Communications to satisfy our tax liability incurred on the exchange of our stock in Clearnet for stock in TELUS to Nextel Communications and we issued 2,500 additional shares to the same subsidiary of Nextel Communications in exchange for cash proceeds of $250.0 million. Under a separate stock-exchange agreement dated December 8, 2000, the series A preferred shares issued as of that date, plus dividends accreted to the time of exchange, are exchangeable into our class B common stock.

     COMMON STOCK RESERVED FOR ISSUANCE. As of December 31, 2000, we had reserved for future issuance 43,995,948 shares of our class B common stock under our employee stock option plans and 2,211,456 shares of our class B common stock for the conversion of the warrants issued in connection with the sale of our 13.0% senior redeemable discount notes due 2007.

11.  EMPLOYEE STOCK AND BENEFIT PLANS

     NEXTEL COMMUNICATIONS EMPLOYEE STOCK OPTION PLAN. Some of our employees participate in the Nextel Communications, Inc. Incentive Equity Plan. Generally, non-qualified stock options outstanding under this Plan:

     - are granted at prices equal to the market value of Nextel Communications' stock on the grant date;

     - vest ratably over a four year service period; and

     - expire ten years subsequent to the award date.

     If an option holder's employment is involuntarily terminated within one year after the effective date of a change of control of Nextel Communications then that holder's unvested options and other equity awards will immediately vest or otherwise become payable, subject to some limitations.

     A summary of the activity under the Nextel Communications, Inc. Incentive Equity Plan related to our employees is as follows:

                                                                         WEIGHTED AVERAGE
                                         SHARES     OPTION PRICE RANGE    EXERCISE PRICE
                                       ----------   ------------------   ----------------
Outstanding, January 1, 1998.........     623,300    $ 7.56 - $11.91          $ 7.56
  Granted............................     770,020      11.35 - 15.50           13.19
  Transferred........................    (109,796)      7.56 - 13.28           10.75
  Exercised..........................     (41,326)     7.56 -   8.07            7.59
  Canceled...........................    (178,836)      7.56 - 13.28            9.86
                                       ----------    ---------------          ------
Outstanding, December 31, 1998.......   1,063,362       7.56 - 15.50           11.01
  Granted............................   1,226,990      15.28 - 43.50           18.52
  Transferred........................   1,082,474       6.75 - 15.28           10.31
  Exercised..........................    (762,668)      6.75 - 15.50            9.15
  Canceled...........................    (413,416)      7.57 - 15.50           12.87
                                       ----------    ---------------          ------
Outstanding, December 31, 1999.......   2,196,742       6.75 - 43.50           15.04
  Granted............................   2,117,499      50.25 - 69.69           61.53
  Transferred........................   1,190,217       6.97 - 61.94           32.14
  Exercised..........................  (1,201,564)      6.97 - 67.54           12.06
  Canceled...........................    (382,720)      6.97 - 61.94           21.35
                                       ----------    ---------------          ------
Outstanding, December 31, 2000.......   3,920,174    $ 6.75 - $69.69          $38.13
                                       ==========    ===============          ======
Exercisable, December 31, 2000.......     623,089    $ 6.75 - $61.94          $15.04
                                       ==========    ===============          ======

     Following is a summary of the status of employee stock options outstanding at December 31, 2000:

                                                                               WEIGHTED AVERAGE
                  OUTSTANDING    OUTSTANDING     OUTSTANDING     EXERCISABLE   EXERCISE PRICE OF
EXERCISE PRICE     NUMBER OF    WEIGHTED LIFE      AVERAGE        NUMBER OF       EXERCISABLE
     RANGE          SHARES        REMAINING     EXERCISE PRICE     SHARES           SHARES
---------------   -----------   -------------   --------------   -----------   -----------------
$ 6.75 - $11.41      371,220      6.0 years         $ 8.67         237,295          $ 8.79
  13.16 - 35.13    1,611,780      7.9 years          17.10         367,544           17.03
  43.50 - 69.69    1,937,174      9.1 years          61.27          18,250           56.21
                   ---------                                       -------
                   3,920,174      8.3 years          38.13         623,089           15.04
                   =========                                       =======


     NEXTEL INTERNATIONAL EMPLOYEE STOCK OPTION PLANS. In June 1997, our board of directors adopted the Nextel International 1997 Employee Stock Option Plan, under which eligible employees participate. Generally, options outstanding under this plan:

     - are granted at fair value, based on periodic valuations of Nextel International in accordance with the terms of the plan;

     - vest monthly over a four year service period; and

     - expire ten years subsequent to the award date.

     On June 12, 2000, our board of directors ratified the Nextel International Incentive Equity Plan that was adopted by the plan administration committee on May 25, 2000. The plan provides for awards of option rights, appreciation rights, restricted shares, deferred shares and performance shares to our nonaffiliate directors, our officers, including officers who are members of our board of directors, and other key employees, consultants and advisors with respect to

30,000,000 shares of common stock. Options to purchase shares of common stock may be at prices equal to or greater than market price on the date of grant. Generally, options outstanding under this plan vest over a four year service period and expire ten years subsequent to the award. If an option holder's employment is involuntarily terminated within one year after the effective date of a defined change of control of Nextel International, then that holder's unvested options and other equity awards will immediately vest or otherwise become payable, subject to some limitations.

     A summary of the activity in our plans is as follows:

                                                                         WEIGHTED AVERAGE
                                         SHARES     OPTION PRICE RANGE    EXERCISE PRICE
                                       ----------   ------------------   ----------------
Outstanding, January 1, 1998.........   9,546,000     $1.67 - $ 1.67          $ 1.67
  Granted............................   2,175,000      1.67 -  10.96           10.47
  Exercised..........................    (142,074)     1.67 -   1.67            1.67
  Canceled...........................  (1,070,574)     1.67 -  10.96            3.40
                                       ----------     --------------          ------
Outstanding, December 31, 1998.......  10,508,352      1.67 -  10.96            3.31
  Granted............................   4,701,000      1.67 -   4.01            3.99
  Exercised..........................  (1,197,780)     1.67 -   1.67            1.67
  Canceled...........................  (2,121,558)     1.67 -  10.96            5.26
                                       ----------     --------------          ------
Outstanding, December 31, 1999.......  11,890,014      1.67 -  10.96            3.39
  Granted............................  11,952,750      4.01 -  11.83           10.85
  Exercised..........................  (1,014,198)     1.67 -   4.01            1.70
  Canceled...........................    (144,939)     1.67 -  11.83            6.78
                                       ----------     --------------          ------
Outstanding, December 31, 2000.......  22,683,627     $1.67 - $11.83          $ 7.35
                                       ==========     ==============          ======
Exercisable, December 31, 2000.......   8,065,443     $1.67 - $10.96          $ 3.06
                                       ==========     ==============          ======

     Following is a summary of the status of employee stock options outstanding at December 31, 2000:

                                                                       WEIGHTED AVERAGE
          OUTSTANDING    OUTSTANDING     OUTSTANDING     EXERCISABLE   EXERCISE PRICE OF
EXERCISE   NUMBER OF    WEIGHTED LIFE      AVERAGE        NUMBER OF       EXERCISABLE
 PRICE      SHARES        REMAINING     EXERCISE PRICE     SHARES           SHARES
--------  -----------   -------------   --------------   -----------   -----------------
 $ 1.67    5,304,877         6.6            $ 1.67        5,248,559         $ 1.67
   4.01    5,970,000         8.6              4.01        2,144,519           4.01
  10.96    1,022,000         7.6             10.96          672,365          10.96
  11.83   10,386,750         9.4             11.83               --             --
          ----------                                      ---------
          22,683,627         8.5              7.35        8,065,443           3.06
          ==========                                      =========

                                                  WEIGHTED AVERAGE        WEIGHTED AVERAGE
                                                  EXERCISE PRICE OF        FAIR VALUE OF
                                                   OPTIONS GRANTED        OPTIONS GRANTED
                                                  -----------------       ----------------
Options granted with exercise price equal to
  fair value....................................       $11.83                  $6.45
Options granted with exercise price less than
  fair value....................................         4.01                   4.32

     Consistent with the provisions of SFAS No. 123, had compensation costs been determined based on the fair value of the awards granted in 2000, 1999 and 1998, our loss and loss per common share attributable to common stockholders would have been as follows:

                                            2000         1999         1998
                                         ----------   ----------   ----------
                                         (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Loss attributable to common
  stockholders:
  As reported..........................  $(478,540)   $(520,146)   $(237,135)
                                         =========    =========    =========
  Pro forma............................  $(510,632)   $(529,920)   $(243,376)
                                         =========    =========    =========
Loss per common share, basic and
  diluted:
  As reported..........................  $   (1.93)   $   (2.37)   $   (1.08)
                                         =========    =========    =========
Pro forma..............................  $   (2.06)   $   (2.42)   $   (1.11)
                                         =========    =========    =========
Weighted average fair value of options
  granted..............................  $   10.11    $    2.04    $    2.05
                                         =========    =========    =========

     The fair value of each Nextel International and Nextel Communications option grant is estimated on the date of grant using the Black-Scholes option-pricing model as prescribed by SFAS No. 123 using the following assumptions:

                                       2000          1999          1998
                                    -----------   -----------   -----------
Expected stock price volatility...        51-57%           51%           51%
Risk-free interest rate...........    6.10-6.84%  5.67 - 5.93%  5.01 - 5.08%
Expected life in years............            5             5             8
Expected dividend yield...........         0.00%         0.00%         0.00%

     Generally, our stock options are non-transferable (except to family members or by will, as provided for in our plans), and the actual value of the stock options that an employee may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. We have based our assumptions for stock price volatility on the historical variance of weekly closing prices of Nextel Communications' class A common stock.

     STOCK APPRECIATION RIGHTS. On November 1, 1996, we adopted a Stock Appreciation Rights Plan, whereby some of our employees and consultants of Nextel International were granted rights to share in the future appreciation in the value of Nextel International. Such rights do not represent an equity interest in Nextel International, only a right to compensation under the terms of the plan.

     In conjunction with adoption of the Nextel International 1997 Employee Stock Option Plan, our board of directors also approved a plan to terminate the Stock Appreciation Rights Plan. Each holder of previously granted stock appreciation rights was given the option to exchange their stock appreciation rights for stock options to be granted under the Nextel International 1997 Employee Stock Option Plan. As of December 31, 1998, 30,000 stock appreciation rights were outstanding. All outstanding stock appreciation rights were exchanged for Nextel International options during 1999.

     EMPLOYEE BENEFIT PLAN. Some of our officers and employees are eligible to participate in Nextel Communications' defined contribution plan established pursuant to section 401(k) of the

Internal Revenue Code. We provide a matching contribution of 50% of the first 4% of salary contributed by the employee. Our contributions were about $70,000 during 2000, $49,000 during 1999 and $41,000 during 1998. Effective January 1, 2001, the plan was amended to increase the matching contribution to 100% of the first 4% of salary contributed by the employee.

12.  RELATED PARTY TRANSACTIONS

     Nextel Communications performs accounting, legal and other services for us under an overhead services agreement. We reimburse Nextel Communications for costs incurred, which totaled $1.4 million during 2000, $1.2 million during 1999 and $0.4 million during 1998. We also reimburse Nextel Communications for some vendor payments made on our behalf. At December 31, 2000 and 1999, amounts due to Nextel Communications of $2.4 million and $8.8 million, respectively, consisted primarily of reimbursement for vendor payments made on our behalf.

     At December 31, 2000, Motorola beneficially owned approximately 14% of Nextel Communications' outstanding common stock. We maintain various business relationships with Motorola, including purchases of infrastructure equipment and handsets, equipment financing agreements, marketing and other promotional arrangements and shareholder relationships and agreements. (See notes 2 and 7).

     We purchased about $437.2 million during 2000, $155.4 million during 1999 and $162.6 million during 1998 of digital infrastructure equipment, handsets and related services from Motorola. In addition, Motorola reimbursed us $10.0 million for subscriber marketing expenses incurred as a result of the expansion of our business in 2000. As of December 31, 2000 and 1999, our consolidated balance sheets include amounts payable to Motorola related to such purchases of $127.3 million and $15.8 million, respectively, included in due to related parties, and $372.2 million and $242.9 million in long-term debt (See note 7).

13.  SEGMENT INFORMATION

     We operate in four reportable segments: (1) Mexico, (2) Brazil, (3) Argentina and (4) Peru. The operations of all other businesses that fall below the reporting thresholds are included in the "Corporate and Other" segment below, which include the Chilean companies purchased in May and August 2000, our Philippine operating company, which we began consolidating late in the third quarter of 2000, and the corporate entity which holds our equity investments in Japan. We evaluate performance of these segments and allocate resources to them based on losses before interest, taxes, depreciation and amortization and other nonoperating charges, referred to as segment losses. Intercompany eliminations have been included in Corporate and Other.

                                                                                CORPORATE
                                  MEXICO      BRAZIL     ARGENTINA     PERU     AND OTHER   CONSOLIDATED
                                 --------   ----------   ---------   --------   ---------   ------------
                                                             (IN THOUSANDS)
2000
Operating revenues.............  $112,327   $  103,815   $ 79,127    $ 28,469   $   6,471    $  330,209
                                 --------   ----------   --------    --------   ---------    ----------
Segment losses.................   (28,860)     (43,106)   (14,633)    (10,004)    (36,170)     (132,773)
Depreciation and
  amortization.................   (32,894)     (54,100)   (43,317)    (15,099)    (15,508)     (160,918)
Interest expense...............      (617)      (6,657)   (17,218)     (2,717)   (221,713)     (248,922)
Interest income................       426        2,146      1,611         174      17,800        22,157

                                                                                CORPORATE
                                  MEXICO      BRAZIL     ARGENTINA     PERU     AND OTHER   CONSOLIDATED
                                 --------   ----------   ---------   --------   ---------   ------------
                                                             (IN THOUSANDS)
Realized gain on exchange of
  investment...................        --           --         --          --     239,467       239,467
Equity in losses of
  unconsolidated affiliates....        --           --         --          --     (53,874)      (53,874)
Foreign currency transaction
  (losses) gains, net..........       (55)      (9,595)        --        (224)    (15,399)      (25,273)
Minority interest in losses of
  subsidiaries.................        --        3,721         --       2,783          --         6,504
Other (expense) income, net....    (2,086)        (349)      (379)        191       7,258         4,635
                                 --------   ----------   --------    --------   ---------    ----------
Loss before income tax
  provision....................  $(64,086)  $ (107,940)  $(73,936)   $(24,896)  $ (78,139)   $ (348,997)
                                 ========   ==========   ========    ========   =========    ==========
Property, plant and equipment,
  net..........................  $303,443   $  415,943   $185,332    $ 96,401   $  69,008    $1,070,127
                                 ========   ==========   ========    ========   =========    ==========
Identifiable assets............  $771,638   $  871,940   $355,042    $210,311   $ 984,295    $3,193,226
                                 ========   ==========   ========    ========   =========    ==========
Capital expenditures...........  $174,781   $  230,471   $ 93,913    $ 51,228   $  17,031    $  567,424
                                 ========   ==========   ========    ========   =========    ==========
1999
Operating revenues.............  $ 29,719   $   46,537   $ 42,794    $  5,314   $      --    $  124,364
                                 ========   ==========   ========    ========   =========    ==========
Segment losses.................   (28,813)     (68,554)   (36,979)    (12,579)    (15,925)     (162,850)
Depreciation and
  amortization.................   (25,381)     (31,253)   (33,903)     (6,633)    (10,921)     (108,091)
Interest expense...............      (431)     (14,150)   (11,863)       (549)   (152,611)     (179,604)
Interest income................       215        3,409        172         167       4,479         8,442
Equity in losses of
  unconsolidated affiliates....        --           --         --          --     (31,469)      (31,469)
Foreign currency transaction
  (losses) gains, net..........      (664)     (56,972)        (8)       (866)     (2,283)      (60,793)
Minority interest in losses of
  subsidiaries.................        --       13,712         --       5,602          --        19,314
Other income (expense), net....       247       (2,927)    (1,186)         --      (1,246)       (5,112)
                                 --------   ----------   --------    --------   ---------    ----------
Loss before income tax
  benefit......................  $(54,827)  $ (156,735)  $(83,767)   $(14,858)  $(209,976)   $ (520,163)
                                 ========   ==========   ========    ========   =========    ==========
Property, plant and equipment,
  net..........................  $131,320   $  216,385   $130,428    $ 54,956   $   6,366    $  539,455
                                 ========   ==========   ========    ========   =========    ==========
Identifiable assets............  $410,510   $  419,460   $248,959    $ 80,444   $ 522,419    $1,681,792
                                 ========   ==========   ========    ========   =========    ==========
Capital expenditures...........  $ 36,914   $   55,489   $ 55,423    $ 17,966   $   7,650    $  173,442
                                 ========   ==========   ========    ========   =========    ==========
1998
Operating revenues.............  $ 15,747   $   31,457   $ 18,765    $  1,934   $      --    $   67,903
                                 ========   ==========   ========    ========   =========    ==========
Segment losses.................   (10,253)     (60,945)   (35,353)     (3,007)    (11,137)     (120,695)
Depreciation and
  amortization.................   (15,902)     (24,828)   (13,678)     (1,043)       (588)      (56,039)
Interest expense...............     3,572        3,676        388       1,587    (116,047)     (106,824)
Interest income................       440        2,210        165         164      13,676        16,655
Equity in losses of
  unconsolidated affiliates....        --           --         --          --     (12,193)      (12,193)
Foreign currency transaction
  gains (losses), net..........    12,253       (6,952)       (54)       (315)      4,574         9,506

                                                                                CORPORATE
                                  MEXICO      BRAZIL     ARGENTINA     PERU     AND OTHER   CONSOLIDATED
                                 --------   ----------   ---------   --------   ---------   ------------
                                                             (IN THOUSANDS)
Minority interest in losses of
  subsidiaries.................        --       15,819         --       1,687        (375)       17,131
Other expense, net.............    (1,493)        (347)    (4,084)        (64)     (1,046)       (7,034)
                                 --------   ----------   --------    --------   ---------    ----------
Loss before income tax
  benefit......................  $(11,383)  $  (71,367)  $(52,616)   $   (991)  $(123,136)   $ (259,493)
                                 ========   ==========   ========    ========   =========    ==========
Property, plant and equipment,
  net..........................  $ 98,637   $  281,448   $109,284    $ 40,825   $     377    $  530,571
                                 ========   ==========   ========    ========   =========    ==========
Identifiable assets............  $377,952   $  603,816   $237,542    $ 62,434   $ 319,392    $1,601,136
                                 ========   ==========   ========    ========   =========    ==========
Capital expenditures...........  $ 72,336   $  188,383   $ 77,983    $ 33,780   $   3,542    $  376,024
                                 ========   ==========   ========    ========   =========    ==========

14.  QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                         FIRST      SECOND       THIRD      FOURTH
                                                       ---------   ---------   ---------   ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
2000
Operating revenues...................................  $  51,575   $  68,606   $  91,784   $ 118,244
Operating loss.......................................    (66,548)    (66,137)    (70,061)    (90,945)
Loss attributable to common stockholders.............   (110,893)   (191,371)   (137,838)    (38,438)
Loss per share attributable to common stockholders,
  basic and diluted..................................  $   (0.50)  $   (0.83)  $   (0.51)  $   (0.14)
                                                       =========   =========   =========   =========
1999
Operating revenues...................................  $  26,020   $  26,128   $  31,339   $  40,877
Operating loss.......................................    (69,404)    (75,012)    (64,480)    (62,045)
Loss attributable to common stockholders.............   (165,282)   (102,726)   (129,719)   (122,419)
Loss per share attributable to common stockholders,
  basic and diluted..................................  $   (0.75)  $   (0.47)  $   (0.59)  $   (0.56)
                                                       =========   =========   =========   =========

     The sum of the per share amounts do not equal the annual amounts due to changes in the number of weighted average number of common shares outstanding during the year.

     Significant fourth quarter 2000 events are described in note 3.

                           NEXTEL INTERNATIONAL, INC.
                                 (PARENT ONLY)

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                            CONDENSED BALANCE SHEETS
                        AS OF DECEMBER 31, 2000 AND 1999
                                 (IN THOUSANDS)

                                                                 2000           1999
                                                              -----------    ----------
                                        ASSETS
CURRENT ASSETS
     Cash and cash equivalents..............................  $    56,848    $   21,952
     Accounts receivable, net...............................        5,854            15
     Prepaid expenses and other.............................          973           352
                                                              -----------    ----------
          Total current assets..............................       63,675        22,319
PROPERTY, PLANT, AND EQUIPMENT, NET.........................       11,649         3,782
INVESTMENTS IN AND ADVANCES TO SUBSIDIARIES.................    1,975,536       884,582
MARKETABLE EQUITY SECURITIES, AVAILABLE-FOR-SALE............      355,334       287,851
INTANGIBLE ASSETS...........................................       39,490        28,702
OTHER ASSETS................................................        4,891         2,685
                                                              -----------    ----------
                                                              $ 2,450,575    $1,229,921
                                                              ===========    ==========

                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
     Accounts payable.......................................  $    22,561    $    1,625
     Accrued expenses and other.............................       63,610           590
     Due to parent..........................................        2,385         8,847
     Notes payable and current portion of long-term debt....           --            --
                                                              -----------    ----------
          Total current liabilities.........................       88,556        11,062
DEFERRED INCOME TAXES.......................................        4,095        64,444
LONG-TERM DEBT..............................................    2,276,320     1,334,005
STOCKHOLDERS' EQUITY (DEFICIT)
     Series A exchangeable redeemable preferred stock, 6 and
       3 shares issued and outstanding; accreted liquidation
       preference of $567,953 and $335,656..................      550,300       298,886
     Common stock, 0 and 220,340 shares issued and
       outstanding..........................................           --       399,401
     Common stock, class A, 0 shares issued and
       outstanding..........................................           --            --
     Common stock, class B, 271,037 and 0 shares issued,
       271,025 and 0 shares outstanding.....................          271            --
     Paid-in capital........................................      941,921            --
     Accumulated deficit....................................   (1,277,176)     (859,970)
     Treasury stock, at cost, 12 shares.....................          (62)           --
     Deferred compensation, net.............................       (5,173)           --
     Accumulated other comprehensive loss:
          Unrealized gain on investment.....................        5,772       119,682
          Cumulative translation adjustment.................     (134,249)     (137,589)
                                                              -----------    ----------
               Accumulated other comprehensive loss.........     (128,477)      (17,907)
                                                              -----------    ----------
               Total stockholders' equity (deficit).........       81,604      (179,590)
                                                              -----------    ----------
                                                              $ 2,450,575    $1,229,921
                                                              ===========    ==========

    The accompanying notes are an integral part of these condensed financial statements.

                           NEXTEL INTERNATIONAL, INC.
                                 (PARENT ONLY)

   SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT -- (CONTINUED)

           CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                 (IN THOUSANDS)

                                                            2000        1999        1998
                                                          ---------   ---------   ---------
OPERATING REVENUES......................................  $      --   $      --   $      --
OPERATING EXPENSES
     Selling, general and administrative................     32,569      14,377       7,029
     Depreciation and amortization......................      3,297       6,173         555
                                                          ---------   ---------   ---------
                                                             35,866      20,550       7,584
                                                          ---------   ---------   ---------
OPERATING LOSS..........................................    (35,866)    (20,550)     (7,584)
                                                          ---------   ---------   ---------
OTHER INCOME (EXPENSE)
     Interest expense...................................   (219,769)   (153,595)   (117,291)
     Interest income....................................      3,852       3,408      12,065
     Realized gain on exchange of investment............    239,467          --          --
     Equity in losses of unconsolidated affiliates......   (342,051)   (346,368)   (129,627)
     Other, net.........................................      9,283      (3,034)      5,302
                                                          ---------   ---------   ---------
                                                           (309,218)   (499,589)   (229,551)
                                                          ---------   ---------   ---------
LOSS BEFORE INCOME TAX PROVISION........................   (345,084)   (520,139)   (237,135)
INCOME TAX PROVISION....................................    (72,122)         (7)         --
                                                          ---------   ---------   ---------
NET LOSS................................................   (417,206)   (520,146)   (237,135)
                                                          =========   =========   =========
Accretion of series A exchangeable redeemable preferred
  stock to liquidation preference value.................    (61,334)         --          --
                                                          ---------   ---------   ---------
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS................  $(478,540)  $(520,146)  $(237,135)
                                                          =========   =========   =========
COMPREHENSIVE LOSS, NET OF INCOME TAXES
  Net loss..............................................  $(417,206)  $(520,146)  $(237,135)
  Unrealized (loss) gain on available-for-sale
     securities, net of taxes and net of
     reclassification adjustment of $142,194 in 2000....   (113,910)    155,370     (38,978)
  Foreign currency translation adjustment...............      3,340    (113,539)    (24,050)
                                                          ---------   ---------   ---------
                                                          $(527,776)  $(478,315)  $(300,163)
                                                          =========   =========   =========

    The accompanying notes are an integral part of these condensed financial statements.

                           NEXTEL INTERNATIONAL, INC.
                                 (PARENT ONLY)

   SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT -- (CONTINUED)

                       CONDENSED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                 (IN THOUSANDS)

                                                           2000         1999        1998
                                                        -----------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss............................................  $  (417,206)  $(520,146)  $(237,135)
  Adjustments to reconcile net loss to net cash used
     in operating activities:
     Amortization of debt financing costs and
       accretion of senior notes......................      137,633     139,811     100,069
     Depreciation and amortization....................        3,297       6,173         555
     Equity in losses of unconsolidated affiliates....      342,051     346,368     131,111
     Realized gain on exchange of investment..........     (239,467)         --          --
     Income tax provision.............................       72,122          17          --
     Stock-based compensation.........................        2,645         830         909
     Change in assets and liabilities:
       Accounts receivable............................       (3,115)         41         (12)
       Other assets...................................       (2,827)     (6,668)     (9,007)
       Accounts payable, accrued expenses and other...       87,291        (726)     (1,144)
       Other..........................................       (9,283)      2,048      (2,983)
                                                        -----------   ---------   ---------
          Net cash used in operating activities.......      (26,859)    (32,252)    (17,637)
                                                        -----------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures................................       (9,854)     (4,231)        (78)
  Purchase of marketable securities...................     (154,374)         --     (93,997)
  Proceeds from sale of marketable securities.........      154,374          --     221,225
  Investments in and advances to subsidiaries.........   (1,317,547)   (321,053)   (567,482)
                                                        -----------   ---------   ---------
          Net cash used in investing activities.......   (1,327,401)   (325,284)   (440,332)
                                                        -----------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of debt securities.........................      641,043          --     400,880
  Proceeds from issuance of series A exchangeable
     redeemable preferred stock to parent.............      692,686     200,000          --
  Borrowings under long-term credit facilities........       56,650     124,521      22,368
  Repayments under long-term credit facilities........           --      (8,575)         --
  Borrowings from parent, net.........................       13,867       8,847          --
  Debt financing costs................................      (16,753)         --     (13,793)
  Proceeds from exercise of stock options and
     warrants.........................................        1,725       1,997         237
  Purchase of treasury stock..........................          (62)         --          --
                                                        -----------   ---------   ---------
          Net cash provided by financing activities...    1,389,156     326,790     409,692
                                                        -----------   ---------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.........................................       34,896     (30,746)    (48,277)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR..........       21,952      52,698     100,975
                                                        -----------   ---------   ---------
CASH AND CASH EQUIVALENTS, END OF YEAR................  $    56,848   $  21,952   $  52,698
                                                        ===========   =========   =========

    The accompanying notes are an integral part of these condensed financial statements.

                           NEXTEL INTERNATIONAL, INC.
                                 (PARENT ONLY)

   SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT -- (CONTINUED)

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1. For accounting policies and other information, see the Notes to the Consolidated Financial Statements of Nextel International, Inc. and Subsidiaries included elsewhere herein.

2. The parent company accounts for its investments in subsidiaries by the equity method of accounting.

3. We have reclassified some prior year amounts to conform to the current year presentation.

                  NEXTEL INTERNATIONAL, INC. AND SUBSIDIARIES
    (A SUBSTANTIALLY WHOLLY OWNED SUBSIDIARY OF NEXTEL COMMUNICATIONS INC.)

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                             BALANCE AT    ALLOWANCE OF   CHARGED TO                BALANCE AT
                                            BEGINNING OF     ACQUIRED     COSTS AND                    END
                                                YEAR       COMPANIES(1)    EXPENSES    DEDUCTIONS    OF YEAR
                                            ------------   ------------   ----------   ----------   ----------
YEAR ENDED DECEMBER 31, 2000
  Allowance for doubtful accounts.........     $8,815         $6,221       $16,115      $ (8,988)    $22,163
                                               ======         ======       =======      ========     =======
  Reserve for inventory obsolescence......     $4,368         $  507       $ 3,632      $   (267)    $ 8,240
                                               ======         ======       =======      ========     =======
YEAR ENDED DECEMBER 31, 1999
  Allowance for doubtful accounts.........     $6,391         $   --       $33,219      $(30,795)    $ 8,815
                                               ======         ======       =======      ========     =======
  Reserve for inventory obsolescence......     $2,593         $   --       $ 3,732      $ (1,957)    $ 4,368
                                               ======         ======       =======      ========     =======
YEAR ENDED DECEMBER 31, 1998
  Allowance for doubtful accounts.........     $1,003         $  604       $ 7,127      $ (2,343)    $ 6,391
                                               ======         ======       =======      ========     =======
  Reserve for inventory obsolescence......     $1,334         $   16       $ 3,475      $ (2,232)    $ 2,593
                                               ======         ======       =======      ========     =======

---------------
(1) Represents allowance of majority-owned subsidiaries acquired during the years ended December 31, 2000 and 1998.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NEXTEL INTERNATIONAL, INC.

                                          By: /s/ ROBERT J. GILKER
                                            ------------------------------------
                                              Robert J. Gilker
                                              Vice President and General Counsel

Date: February 22, 2001

                                 EXHIBIT INDEX

EXHIBIT NO.   EXHIBIT DESCRIPTION
-----------   -------------------
   10.1       iDEN(R) Infrastructure Minimum Purchase Commitment
              Agreement, effective as of January 1, 2001, by and between
              Motorola, Inc. by and through its Global Telecom Solutions
              Sector, Telecom Carrier Solutions Group and Nextel
              International, Inc.
   10.2       Fourth Amendment to Master Equipment Financing Agreement,
              dated as of February 19, 2001, by and between Nextel
              International, Inc. and Motorola Credit Corporation, as
              Administrative Agent and Collateral Agent.
   10.3       Second Amendment to Secured Loan Agreement, dated as of
              February 19, 2001, by and between Nextel International, Inc.
              and Motorola Credit Corporation.
   10.4       First Amendment to Amended and Restated Equipment Financing
              Agreement, dated as of February 19, 2001, by and among McCaw
              International (Brazil), Ltd. and Motorola Credit
              Corporation.
   10.5       Employment Agreement, dated May 21, 1999, by and between
              Nextel International, Inc. and Alexis Mozrovski.
   10.6       Trademark License Agreement, dated as of February 19, 2001, by and between Nextel Communications, Inc. and Nextel
              International, Inc.
   10.7       Change of Control Retention Bonus and Severance Pay Plan,
              dated July 14, 1999.
   10.8       Amendment to Nextel International, Inc. 1997 Stock Option
              Plan.
   10.9       Amended and Restated Nextel International, Inc. Incentive
              Equity Plan.